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                          AGREEMENT AND PLAN OF MERGER
                                  BY AND AMONG
                        HORIZON HEALTHCARE CORPORATION,
                             CMS MERGER CORPORATION
                                      AND
                       CONTINENTAL MEDICAL SYSTEMS, INC.

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                               TABLE OF CONTENTS

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                                                      ARTICLE I
                                                     THE MERGER

SECTION 1.01. THE MERGER..................................................................................        1
SECTION 1.02. EFFECTIVE TIME..............................................................................        1
SECTION 1.03. EFFECT OF THE MERGER........................................................................        1
SECTION 1.04. CERTIFICATE OF INCORPORATION; BYLAWS........................................................        2
SECTION 1.05. DIRECTORS AND OFFICERS......................................................................        2

                                                     ARTICLE II
                                 CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

SECTION 2.01. MERGER CONSIDERATION; CONVERSION AND CANCELLATION OF SECURITIES.............................        2
SECTION 2.02. PAYMENT FOR COMPANY COMMON STOCK; SURRENDER OF CERTIFICATES.................................        3
SECTION 2.03. STOCK TRANSFER BOOKS........................................................................        5
SECTION 3.01. ORGANIZATION AND QUALIFICATION; SUBSIDIARIES................................................        5
SECTION 3.02. CERTIFICATE OF INCORPORATION AND BYLAWS.....................................................        5
SECTION 3.03. CAPITALIZATION..............................................................................        5
SECTION 3.04. AUTHORITY...................................................................................        7
SECTION 3.05. NO CONFLICT; REQUIRED FILINGS AND CONSENTS..................................................        7
SECTION 3.06. PERMITS; COMPLIANCE.........................................................................        8
SECTION 3.07. REPORTS; FINANCIAL STATEMENTS...............................................................        9
SECTION 3.08. ABSENCE OF CERTAIN CHANGES OR EVENTS........................................................       10
SECTION 3.09. ABSENCE OF LITIGATION.......................................................................       10
SECTION 3.10. EMPLOYEE BENEFIT PLANS; LABOR MATTERS.......................................................       11
SECTION 3.11. TAXES.......................................................................................       12
SECTION 3.12. TAX MATTERS; POOLING........................................................................       12
SECTION 3.13. AFFILIATES..................................................................................       13
SECTION 3.14. CERTAIN BUSINESS PRACTICES..................................................................       13
SECTION 3.15. OPINION OF FINANCIAL ADVISOR................................................................       13
SECTION 3.16. VOTE REQUIRED...............................................................................       13
SECTION 3.17. BROKERS.....................................................................................       13
SECTION 3.18. ACQUIRING PERSON............................................................................       14
SECTION 3.19. INFORMATION SUPPLIED........................................................................       14
SECTION 3.20. INSURANCE...................................................................................       14
SECTION 3.21. PROPERTIES..................................................................................       14

                                                     ARTICLE IV
                                     REPRESENTATIONS AND WARRANTIES OF ACQUIROR

SECTION 4.01. ORGANIZATION AND QUALIFICATION; SUBSIDIARIES................................................       15
SECTION 4.02. CERTIFICATE OF INCORPORATION AND BYLAWS.....................................................       15
SECTION 4.03. CAPITALIZATION..............................................................................       15
SECTION 4.04. AUTHORITY...................................................................................       16
SECTION 4.05. NO CONFLICT; REQUIRED FILINGS AND CONSENTS..................................................       17
SECTION 4.06. PERMITS; COMPLIANCE.........................................................................       17
SECTION 4.07. REPORTS; FINANCIAL STATEMENTS...............................................................       18
SECTION 4.08. ABSENCE OF CERTAIN CHANGES OR EVENTS........................................................       19
SECTION 4.09. ABSENCE OF LITIGATION.......................................................................       19
SECTION 4.10. EMPLOYEE BENEFIT PLANS; LABOR MATTERS.......................................................       20
SECTION 4.11. TAXES.......................................................................................       21
SECTION 4.12. TAX MATTERS; POOLING........................................................................       22
SECTION 4.13. AFFILIATES..................................................................................       22
SECTION 4.14. CERTAIN BUSINESS PRACTICES..................................................................       22
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SECTION 4.15. OPINION OF FINANCIAL ADVISOR................................................................       22
SECTION 4.16. VOTE REQUIRED...............................................................................       22
SECTION 4.17. BROKERS.....................................................................................       22
SECTION 4.18. INFORMATION SUPPLIED........................................................................       22
SECTION 4.19. INSURANCE...................................................................................       23
SECTION 4.20. PROPERTIES..................................................................................       23

                                                      ARTICLE V
                                                      COVENANTS

SECTION 5.01. AFFIRMATIVE COVENANTS OF THE COMPANY........................................................       23
SECTION 5.02. NEGATIVE COVENANTS OF THE COMPANY...........................................................       23
SECTION 5.03. NEGATIVE COVENANTS OF ACQUIROR..............................................................       26
SECTION 5.04. ACCESS AND INFORMATION......................................................................       28
SECTION 5.05. AFFIRMATIVE COVENANTS OF ACQUIROR...........................................................       28

                                                     ARTICLE VI
                                                ADDITIONAL AGREEMENTS

SECTION 6.01. MEETINGS OF STOCKHOLDERS....................................................................       29
SECTION 6.02. REGISTRATION STATEMENT; PROXY STATEMENTS....................................................       29
SECTION 6.03. APPROPRIATE ACTION; CONSENTS; FILINGS.......................................................       31
SECTION 6.04. AFFILIATES; POOLING; TAX TREATMENT..........................................................       32
SECTION 6.05. PUBLIC ANNOUNCEMENTS........................................................................       32
SECTION 6.06. NYSE LISTING................................................................................       32
SECTION 6.07. RIGHTS AGREEMENT; STATE TAKEOVER STATUTES...................................................       32
SECTION 6.08. COMFORT LETTERS.............................................................................       32
SECTION 6.09. ASSUMPTION OF OBLIGATIONS TO ISSUE STOCK....................................................       33
SECTION 6.10. MERGER SUB..................................................................................       34
SECTION 6.11. BOARD OF DIRECTORS..........................................................................       34
SECTION 6.12. INDEMNIFICATION AND INSURANCE...............................................................       34

                                                     ARTICLE VII
                                                 CLOSING CONDITIONS

SECTION 7.01. CONDITIONS TO OBLIGATIONS OF EACH PARTY UNDER THIS AGREEMENT................................       35
SECTION 7.02. ADDITIONAL CONDITIONS TO OBLIGATIONS OF THE ACQUIROR COMPANIES..............................       36
SECTION 7.03. ADDITIONAL CONDITIONS TO OBLIGATIONS OF THE COMPANY.........................................       36

                                                    ARTICLE VIII
                                          TERMINATION, AMENDMENT AND WAIVER

SECTION 8.01. TERMINATION.................................................................................       37
SECTION 8.02. EFFECT OF TERMINATION.......................................................................       38
SECTION 8.03. AMENDMENT...................................................................................       38
SECTION 8.04. WAIVER......................................................................................       38
SECTION 8.05. FEES, EXPENSES AND OTHER PAYMENTS...........................................................       39

                                                     ARTICLE IX
                                                 GENERAL PROVISIONS

SECTION 9.01. EFFECTIVENESS OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.................................       40
SECTION 9.02. NOTICES.....................................................................................       40
SECTION 9.03. CERTAIN DEFINITIONS.........................................................................       41
SECTION 9.04. HEADINGS....................................................................................       42
SECTION 9.05. SEVERABILITY................................................................................       42
SECTION 9.06. ENTIRE AGREEMENT............................................................................       42
SECTION 9.07. ASSIGNMENT..................................................................................       42
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SECTION 9.08. PARTIES IN INTEREST.........................................................................       42
SECTION 9.09. FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE.......................................       42
SECTION 9.10. GOVERNING LAW...............................................................................       42
SECTION 9.11. COUNTERPARTS................................................................................       43
SECTION 9.12. SPECIFIC PERFORMANCE........................................................................       43

                                                      EXHIBITS

Exhibit A Form of Company Affiliate Letter
Exhibit B Form of Acquiror Affiliate Letter
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                                       iii

                          AGREEMENT AND PLAN OF MERGER

    THIS AGREEMENT AND PLAN OF MERGER, dated as of March 31, 1995 (this "Agreement"), is by and among HORIZON HEALTHCARE CORPORATION, a Delaware corporation ("Acquiror"), CMS MERGER CORPORATION, a Delaware corporation and wholly owned subsidiary of Acquiror ("Merger Sub"), and CONTINENTAL MEDICAL SYSTEMS, INC., a Delaware corporation (the "Company"). Acquiror and Merger Sub are sometimes collectively referred to herein as the "Acquiror Companies."

    WHEREAS, Merger Sub, upon the terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware ("Delaware Law"), will merge with and into the Company (the "Merger");

    WHEREAS, Acquiror and the Company, in connection with this Agreement and prior to or contemporaneous with the execution of this Agreement, have entered into a Stock Option Agreement (the "Stock Option Agreement");

    WHEREAS, the Board of Directors of the Company has determined that the Merger is consistent with and in furtherance of the long-term business strategy of the Company and is fair to, and in the best interests of, the Company and its stockholders and has approved and adopted this Agreement and the transactions contemplated hereby, and recommended approval and adoption of this Agreement by the stockholders of the Company;

    WHEREAS, the Board of Directors of Acquiror (the Acquiror Board ) has determined that the Merger is consistent with and in furtherance of the long-term business strategy of Acquiror and is fair to, and in the best interests of, Acquiror and its stockholders and has approved and adopted this Agreement and the transactions contemplated hereby, and recommended approval and adoption of this Agreement by the stockholders of Acquiror;

    WHEREAS, for federal income tax purposes, it is intended that the Merger will qualify as a reorganization under the provisions of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code"); and

    WHEREAS, the Merger is intended to be treated as a "pooling of interests" for financial accounting purposes;

    NOW,  THEREFORE,  in  consideration  of  the  foregoing  and  the respective
representations,  warranties,  covenants  and  agreements  set  forth  in   this
Agreement, the parties hereto agree as follows:

                                   ARTICLE I
                                   THE MERGER

    SECTION 1.01. THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with Delaware Law, at the Effective Time (as defined in Section 1.02 of this Agreement), Merger Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation of the Merger (the "Surviving Corporation"). The name of the Surviving Corporation shall be "Continental Medical Systems, Inc."

    SECTION 1.02. EFFECTIVE TIME. As promptly as practicable after the satisfaction or, if permissible, waiver of the conditions set forth in Article VII of this Agreement, the parties hereto shall cause the Merger to be consummated by filing a Certificate of Merger with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with the relevant provisions of, Delaware Law (the date and time of the completion of such filing being the "Effective Time").

    SECTION 1.03. EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of Merger Sub and the Company shall vest in the Surviving Corporation, and all debts, liabilities and duties of Merger Sub and the Company shall become the debts, liabilities and duties of the Surviving Corporation.

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    SECTION 1.04.  CERTIFICATE OF INCORPORATION; BYLAWS.  At the Effective Time,
the  Certificate of Incorporation  and the Bylaws  of the Company,  as in effect
immediately  prior  to  the  Effective   Time,  shall  be  the  Certificate   of
Incorporation and the Bylaws of the Surviving Corporation.

    SECTION 1.05. DIRECTORS AND OFFICERS. The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

                                   ARTICLE II
               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

    SECTION 2.01. MERGER CONSIDERATION; CONVERSION AND CANCELLATION OF SECURITIES. At the Effective Time, by virtue of the Merger and without any action on the part of the Acquiror Companies, the Company or the holders of any of the Company's securities:

        (a) Subject to the other provisions of this Article II, each share of common stock, par value $.01 per share, of the Company ("Company Common Stock") issued and outstanding immediately prior to the Effective Time (excluding any Company Common Stock described in Section 2.01(c) of this Agreement) shall be converted into a number of shares of common stock, par value $.001 per share ("Acquiror Common Stock") of Acquiror equal to $13.00 divided by the "Acquiror Transaction Value" as hereinafter defined, rounded to four decimal places (the "Common Stock Exchange Ratio"); provided, however, that notwithstanding the foregoing, the Common Stock Exchange Ratio shall not be less than .4415 nor more than .5397. The term "Acquiror Transaction Value" shall mean the average closing price on the New York Stock Exchange Composite Tape of Acquiror Common Stock for the 20 New York Stock Exchange trading days ending with the third New York Stock Exchange trading day immediately preceding the date of mailing of the Company Proxy Statement (as defined below). Notwithstanding the foregoing, if between the date of this Agreement and the Effective Time the outstanding shares of Acquiror Common Stock or Company Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the Common Stock Exchange Ratio shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares.

        (b) As a result of their conversion pursuant to subsection 2.01(a), all shares of Company Common Stock shall cease to be outstanding and shall automatically be canceled and retired, and each certificate ("Certificate") previously evidencing Company Common Stock outstanding immediately prior to the Effective Time (other than Company Common Stock described in Section 2.01(c) of this Agreement) ("Converted Shares") shall thereafter represent, subject to Section 2.02(e) of this Agreement, that number of shares of Acquiror Common Stock determined pursuant to the Common Stock Exchange Ratio and, if applicable, the right to receive cash pursuant to Section 2.02(e) of this Agreement (the "Merger Consideration"). The holders of Certificates previously evidencing Converted Shares shall cease to have any rights with respect to such Converted Shares except as otherwise provided herein or by law. Such Certificates previously evidencing Converted Shares shall be exchanged for certificates evidencing whole shares of Acquiror Common Stock upon the surrender of such Certificates in accordance with the provisions of
    Section 2.02 of this Agreement. No fractional shares of Acquiror Common Stock shall be issued and, in lieu thereof, a cash payment shall be made pursuant to Section 2.02(e) of this Agreement. From and after the Effective Time, former stockholders of record of the Company shall be entitled to vote at any meeting of holders of Acquiror Common Stock the number of whole shares of Acquiror Common Stock into which their Converted Shares are converted, regardless of whether such holders have exchanged their certificates representing the Converted Shares for certificates representing Acquiror Common Stock in accordance with the provisions of this Agreement. Until surrendered for exchange in accordance with the provisions of Section
    2.02 of this Agreement, each Certificate theretofore representing Converted Shares (other than shares of

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    Company  Common Stock  to be  canceled pursuant  to Section  2.01(c) of this
    Agreement) shall from and after the Effective Time represent for all purposes only shares of Acquiror Common Stock and/or the right to receive cash, as set forth in this Agreement.

        (c) Notwithstanding any provision of this Agreement to the contrary, each share of Company Common Stock held in the treasury of the Company and each share of Company Common Stock owned by Acquiror or any direct or indirect wholly owned subsidiary of Acquiror or of the Company immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof and no payment shall be made with respect thereto.

        (d) Each share of common stock, par value $.001 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock, par value $.001 per share, of the Surviving Corporation.

    SECTION   2.02.     PAYMENT   FOR   COMPANY  COMMON   STOCK;   SURRENDER  OF
CERTIFICATES.

        (a) EXCHANGE FUND. Promptly after the Effective Time, Acquiror shall deposit, or cause to be deposited, with a bank or trust company mutually agreeable to the parties to this Agreement (the "Exchange Agent"), for the benefit of the former holders of Converted Shares, for exchange in accordance with this Article II, through the Exchange Agent, (i) certificates evidencing a number of shares of Acquiror Common Stock equal to the product of the Common Stock Exchange Ratio multiplied by the number of Converted Shares and (ii) cash in an amount equal to the aggregate amount required to be paid in lieu of fractional interests of Acquiror Common Stock pursuant to Section 2.02(e). Subject to the provisions of subsection (f) of this Section 2.02, Acquiror shall, if and when a payment date has occurred with respect to a dividend or distribution that has been declared subsequent to the Effective Time, deposit with the Exchange Agent an amount in cash (or property of like kind to that which is the subject to such dividend or distribution) equal to the dividend or distribution per share of Acquiror Common Stock times the number of shares of Acquiror Common Stock evidenced by Certificates that have not theretofore been surrendered for exchange in accordance with this Section 2.02. The certificates and cash (and property, if any) deposited with the Exchange Agent in accordance with this subsection 2.02(a) are hereinafter referred to as the "Exchange Fund". The Exchange Agent shall, pursuant to irrevocable instructions, deliver Acquiror Common Stock (and any dividends or distribution related thereto) and/or cash, as described above, in exchange for surrendered Certificates pursuant to the terms of this Agreement out of the Exchange Fund. Except as contemplated by
    Section 2.02(e) of this Agreement, the Exchange Fund shall not be used for any other purpose.

        (b) LETTER OF TRANSMITTAL. As soon as practicable after the Effective Time, Acquiror will send to each record holder of Company Stock at the Effective Time a letter of transmittal and other appropriate materials for use in surrendering Certificates to the Exchange Agent.

        (c) PAYMENT PROCEDURES. Promptly after the Effective Time, the Exchange Agent shall distribute to each former holder of Converted Shares, upon surrender to the Exchange Agent of one or more Certificates for cancellation, together with a duly executed and properly completed letter of transmittal, the Merger Consideration for each Converted Share formerly represented thereby, in accordance with the provisions of Section 2.01 of this Agreement. If payment is to be made to a person other than the person in whose name the Certificate surrendered is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed, with signatures guaranteed, or otherwise in proper form for transfer and that the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the Certificate surrendered, or such person shall establish to the satisfaction of Acquiror that such tax has been paid or is not applicable. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to any former holder of Converted Shares for any cash, Acquiror Common Stock or dividends thereon delivered to a public official pursuant to applicable escheat law. No interest shall be paid on any Merger Consideration payable to former holders of Converted Shares.

        (d) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES OF ACQUIROR COMMON STOCK. No dividends or other distributions declared or made after the Effective Time with respect to Acquiror Common Stock with a record date after the Effective Time shall be paid to the holder of

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
    any unsurrendered Certificate with respect to the shares of Acquiror Common Stock evidenced thereby and no Merger Consideration shall be paid to any such holder, until the holder of such Certificate shall surrender such Certificate. If any holder of Converted Shares shall be unable to surrender such holder's Certificates because such Certificates have been lost or destroyed, such holder may deliver in lieu thereof an affidavit and indemnity bond in form and substance and with surety reasonably satisfactory to Acquiror. Subject to applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the certificates evidencing whole shares of Acquiror Common Stock issued in exchange therefor, without interest, (i) promptly, the amount of any cash payable with respect to a fractional share of Acquiror Common Stock to which such holder is entitled pursuant to Section 2.02(e) of this Agreement and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Acquiror Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such whole shares of Acquiror Common Stock.

        (e) NO FRACTIONAL SHARES.

           (i) Notwithstanding anything herein to the contrary, no certificates or scrip evidencing fractional shares of Acquiror Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights as a stockholder of Acquiror. In lieu of any such fractional shares, each holder of Company Stock upon surrender of a Certificate for exchange pursuant to this Article II shall be paid an amount in cash (without interest), rounded to the nearest cent, determined by multiplying (a) the per share closing price on the New York Stock Exchange ("NYSE") of Acquiror Common Stock on the date of the Effective Time (or, if shares of Acquiror Common Stock do not trade on the NYSE on such date, the first date of trading of Acquiror Common Stock on the NYSE after the Effective Time) by (b) the fractional interest of Acquiror Common Stock to which such holder would otherwise be entitled (after taking into account all Converted Shares held of record by such holder at the Effective Time), subject to the provisions of Section 2.02(c) of this Agreement.

           (ii) As soon as practicable after the determination of the amount of cash, if any, to be paid to former holders of Converted Shares with respect to any fractional share interests of Acquiror Common Stock, the Exchange Agent shall promptly pay such amounts to such former holders of Converted Shares subject to and in accordance with the terms of this
       Section 2.02. Acquiror will make available to the Exchange Agent the cash necessary for this purpose.

        (f) TERMINATION OF EXCHANGE FUND. Any portion of the Exchange Fund that remains unclaimed by the former holders of Converted Shares for six months after the Effective Time shall be delivered to Acquiror, upon demand, and any former holders of Converted Shares who have not theretofore complied with this Article II shall thereafter look only to Acquiror for the Merger Consideration and dividends or distributions to which they are entitled, without any interest thereon.

        (g) WITHHOLDING. Acquiror (or any affiliate thereof) shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any former holder of Converted Shares such amounts as Acquiror (or any affiliate thereof) is required to deduct and withhold with respect to the making of such payment under the Code, or any other provision of federal, state, local or foreign tax law. To the extent that amounts are so withheld by Acquiror, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the former holder of the Converted Shares in respect of which such deduction and withholding was made by Acquiror.

        (h) EFFECT OF ESCHEAT LAWS. None Acquiror nor the Company shall be liable to any holder of shares of Company Stock for any Merger Consideration (or dividends or distributions with respect thereto) or cash delivered to a public official pursuant to any applicable abandoned property escheat or similar law.

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
    SECTION 2.03. STOCK TRANSFER BOOKS. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of shares of Company Stock thereafter on the records of the Company.

                                  ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

    The Company hereby represents and warrants to the Acquiror Companies that:

    SECTION 3.01. ORGANIZATION AND QUALIFICATION; SUBSIDIARIES. The Company is a corporation, and each of the Company's subsidiaries is a corporation or partnership, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, has all requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification necessary, other than where the failure to be so duly qualified and in good standing could not reasonably be expected to have a Company Material Adverse Effect. The term "Company Material Adverse Effect" as used in this Agreement shall mean any change or effect that, individually or when taken together with all other such changes or effects, would be materially adverse to the financial condition, results of operations, business or prospects of the Company and its subsidiaries, taken as a whole, at the time of such change or effect. Section 3.01 of the Disclosure Schedule delivered by the Company to the Acquiror Companies concurrently with the execution of this Agreement (the "Company Disclosure Schedule") sets forth, as of the date of this Agreement, a true and complete list of all the Company's directly or indirectly owned subsidiaries, together with (A) the jurisdiction of incorporation or organization of each subsidiary and the percentage of each subsidiary's outstanding capital stock or other equity interests owned by the Company or another subsidiary of the Company and (B) an indication of whether each such subsidiary is a "Significant Subsidiary" as defined in Section 9.03(f) of this Agreement. Except as set forth in Section 3.01 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries owns an equity interest in any partnership or joint venture arrangement or other business entity that is material to the financial condition, results of operations, business or prospects of the Company and its subsidiaries, taken as a whole.

    SECTION 3.02. CERTIFICATE OF INCORPORATION AND BYLAWS. The Company has heretofore furnished or made available to Acquiror complete and correct copies of the Certificate of Incorporation and the Bylaws or the equivalent organizational documents, in each case as amended or restated to the date hereof, of the Company and each of its subsidiaries. Neither the Company nor any of its corporate subsidiaries is in violation of any of the provisions of its Certificate of Incorporation or Bylaws (or equivalent organizational documents). Except as disclosed in the Company Disclosure Schedule, none of the Company s noncorporate subsidiaries is in violation of any provisions of its organizational documents (the "Constituent Documents") other than any such violations that could not reasonably be expected to have a Company Material Adverse Effect.

    SECTION 3.03.  CAPITALIZATION.

        (a) The authorized capital stock of the Company consists of 80,000,000 shares of Company Common Stock and 10,000,000 shares of preferred stock, par value $.01 per share ("Company Preferred Stock"), of which 50,000 shares have been designated as Series A Junior Participating Preferred Stock and the balance of which are undesignated. At the close of business on March 28, 1995, 38,623,786 shares of Company Common Stock were issued and outstanding, no shares of Company Common Stock were held by the Company in its treasury or by the Company's subsidiaries and 10,227,050 shares of Company Common Stock were reserved for issuance as follows: (i) 8,923,406 shares were reserved for future issuance pursuant to stock options granted or that may be granted pursuant to the 1986 Stock Option Plan, the 1992 CEO Stock Option Plan, the 1993 Non-Qualified Stock Option Plan, the 1994 Stock Option Plan and the 1989 Non-Employee

    Directors Stock Option Plan (collectively, the "Option Plans"), (ii) 300,000 shares were reserved for issuance upon the exercise of nonqualified stock options granted pursuant to the Chief Executive Officer of the Company in May 1989 (such stock option, together with outstanding stock options granted pursuant to the Option Plans, being referred to herein as the "Stock Options"), (iii) 233,644 shares were reserved for issuance upon conversion of the Company's $2,000,000 7 3/4% Subordinated Convertible Debenture due May 1, 2012 (the "Company Debenture"), (iv) 420,000 shares were reserved for issuance pursuant to the Company's Restricted Stock Plan, (v) an indeterminate number of shares (not reasonably expected to exceed 300,000 shares) were reserved for issuance, subject to the satisfaction of certain conditions, under the earnout agreements described in Section 3.03(a) of the Company Disclosure Schedule (the "Company Acquisition Agreements") and (vi) 350,000 shares were reserved for issuance upon the exercise of warrants expiring October 22, 1996 (the "Warrants"). No shares of the Company
    Preferred  Stock  are issued  or outstanding.  Except  as described  in this
    Section 3.03 or in Section 3.03(a) of the Company Disclosure Schedule, as of the date of this Agreement, no shares of capital stock of the Company are reserved for issuance for any other purpose. Since March 28,1995, no shares of capital stock have been issued by the Company except pursuant to agreements for which shares were adequately reserved at such date as described in this subsection (a). Since March 28, 1995, the Company has not granted any options for, or other rights to purchase, any shares of capital stock of the Company. Each of the issued shares of capital stock of, or other equity interests in, each of the Company and its subsidiaries is duly authorized, validly issued and, in the case of shares of capital stock, fully paid and nonassessable, and has not been issued in violation of (nor are any of the authorized shares of capital stock of, or other equity interests in, the Company or any of its wholly owned subsidiaries subject
    to) any preemptive or similar rights created by statute, the Certificate of Incorporation or Bylaws (or the equivalent organizational documents) of the Company or any of its subsidiaries, or any agreement to which the Company or any of its subsidiaries is a party or is bound, and, except as set forth in
    Section 3.21 of the Company Disclosure Schedule and in the Constituent Documents, all such issued shares or other equity interests owned by the Company or a subsidiary of the Company are owned free and clear of all security interests, liens, claims, pledges, agreements, limitations on the Company's or such subsidiaries' voting rights, charges or other encumbrances of any nature whatsoever.

        (b) Except as set forth in Section 3.03(a) above, no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into or exercisable for securities having the right to vote) on any matters on which stockholders may vote ("Voting Debt") is issued or outstanding. All shares of Company Common Stock which may be issued pursuant to the Option Plans will, when issued in accordance with the terms of the related Option Plan and Stock Option, be validly issued, fully paid and nonassessable and not subject to preemptive rights.

        (c) Except (i) as set forth in Section 3.03(a) above, (ii) as set forth in Section 3.03(c) of the Company Disclosure Schedule, (iii) pursuant to the terms of that certain Rights Agreement dated as of March 11, 1991 by and between the Company and Mellon Bank, N.A.(as substitute Rights Agent) (as amended, the "Company Rights Agreement") and (iv) as set forth in the Constituent Documents, there are no options, warrants or other rights (including registration rights), agreements, arrangements or commitments of any character to which the Company or any of its subsidiaries is a party relating to the issued or unissued capital stock or other equity interests of the Company or any of its subsidiaries or obligating the Company or any of its subsidiaries to grant, issue or sell any shares of capital stock, Voting Debt or other equity interests of the Company or any of its subsidiaries. Except as set forth in Section 3.03(c) of the Company
    Disclosure Schedule or in the Constituent Documents, there are no obligations, contingent or otherwise, of the Company or any of its subsidiaries to (i) repurchase, redeem or otherwise acquire any shares of Company Common Stock or other capital stock of the Company or the capital stock or other equity interests of any subsidiary of the Company; or (ii) (other than advances to subsidiaries in the ordinary course of business) provide material funds to, or make any material investment in (in the form of a loan, capital contribution or otherwise), or provide any guarantee with respect to the material obligations of, any subsidiary of the Company or any other person. Except
    (i) as set forth in Section 3.03(c) of the Company Disclosure Schedule, (ii) for subsidiaries of the Company set forth in Section 3.01 of the Company Disclosure Schedule or (iii) as permitted pursuant to Section 5.02(e), neither the Company nor any of its subsidiaries (x) directly or indirectly owns, (y) has agreed to purchase or otherwise acquire for a purchase price in excess of $1 million or (z) holds any interest convertible into or exchangeable or exercisable for, 5% or more of the capital stock or other equity interest of any corporation, partnership, joint venture or other business association or entity with an aggregate fair market value of in excess of $20 million. Except (q) as set forth in Section 3.03(c) of the Company Disclosure Schedule, (r) for any agreements, arrangements or commitments between the Company and its subsidiaries or between such subsidiaries or (s) payments made pursuant to real property leases, there are no agreements, arrangements or commitments of any character (contingent or otherwise) pursuant to which any person is or may be entitled to receive any payment based on the revenues or earnings, or calculated in accordance therewith, of the Company or any of its subsidiaries. Except as set forth in the Constituent Documents, there are no voting trusts, proxies or other agreements or understandings to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound with respect to the voting of any shares of capital stock or other equity interests of the Company or any of its subsidiaries.

        (d) The Company has delivered to Acquiror complete and correct copies of the Option Plans and all forms of Stock Options issued pursuant to the Option Plans or otherwise, including all amendments thereto. The Company has previously delivered to Acquiror a complete and correct list setting forth as of March 28, 1995, (i) the number of Stock Options outstanding, (ii) the exercise price of each outstanding Stock Option and (iii) the number of Stock Options exercisable.

    SECTION 3.04. AUTHORITY. The Company has all requisite corporate power and authority to execute and deliver this Agreement and the Stock Option Agreement (the "Transaction Documents"), to perform its obligations under the Transaction Documents and to consummate the transactions contemplated by the Transaction Documents (subject to, with respect to the Merger, the approval and adoption of this Agreement by the stockholders of the Company as set forth in Section 3.16 of this Agreement). The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize the Transaction Documents or to consummate the transactions contemplated by the Transaction Documents (subject to, with respect to the Merger, the approval and adoption of this Agreement by the stockholders of the Company as set forth in Section 3.16 of this Agreement). The Transaction Documents have been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by the Acquiror Companies (to the extent a party thereto), constitute the legal, valid and binding obligation of the Company.

    SECTION 3.05.  NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

        (a) Assuming that all consents, licenses, permits, waivers, approvals, authorizations, orders, filings and notifications contemplated by the exceptions to Section 3.05(b) are obtained or made, and except as disclosed in Section 3.05(a) of the Company Disclosure Schedule, the execution and delivery of the Transaction Documents by the Company does not, and the consummation of the transactions contemplated by the Transaction Documents, will not (i) conflict with or violate the Certificate of Incorporation or Bylaws, or the equivalent organizational documents, in each case as amended or restated, of the Company or any of its subsidiaries, (ii) conflict with or violate any federal, state, foreign or local law, statute, ordinance, rule, regulation, order, judgment or decree (collectively, "Laws") applicable to the Company or any of its subsidiaries or by or to which any of their respective properties is bound or subject or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default)
    under, or give to others any rights of termination, amendment, acceleration or cancellation of, or require payment under, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by or to which the Company or any of its subsidiaries or any of their respective properties is bound or subject, except for any such conflicts, violations, breaches, defaults, events, rights of termination, amendment, acceleration or cancellation, payment obligations or liens or encumbrances that could not reasonably be expected to have a Company Material Adverse Effect. The Board of Directors of the Company has taken all actions necessary under Delaware Law, including approving the transactions contemplated by the Transaction Documents, to ensure that the prohibitions on business combinations set forth in Section 203 of Delaware Law do not, and will not, apply to the transactions contemplated by the Transaction Documents or that certain Voting Agreement (the Voting Agreement ) dated as of March 31, 1995 by and between Acquiror and the stockholders of the Company named therein.

        (b) The execution and delivery of the Transaction Documents by the Company do not, and the performance of the Transaction Documents by the Company will not, require the Company to obtain any consent, license, permit, waiver, approval, authorization or order of, or to make any filing with or notification to, any governmental or regulatory authority, federal, state, local or foreign (collectively, "Governmental Entities"), except (i) for applicable requirements, if any, of the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), state securities or blue sky laws ("Blue Sky Laws"), the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the filing and recordation of appropriate merger documents as required by Delaware Law, (ii) where the failure to obtain such consents, licenses, permits, waivers, approvals, authorizations or orders, or to make such filings or notifications could not reasonably be expected to prevent the Company from performing its obligations under the Transaction Documents and could not reasonably be expected to have a Company Material Adverse Effect and (iii) as disclosed in Section 3.05(b) of the Company Disclosure Schedule.

    SECTION 3.06.  PERMITS; COMPLIANCE.

        (a) Except as disclosed in Section 3.06(a) of the Company Disclosure Schedule, each of the Company and its subsidiaries is in possession of (i) all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, identification and registration numbers, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted and (ii) agreements from all federal, state and local governmental agencies and accrediting and certifying organizations having jurisdiction over such facility or facilities that are required to operate the facility or facilities in the manner in which it or they are currently operated and receive reimbursement for care provided to patients covered under the federal Medicare program or any applicable state Medicaid program (collectively, the "Company Permits"), except where the failure to possess such Company Permits could not reasonably be expected to have a Company Material Adverse Effect. Without limiting the generality of the foregoing, all of the Company's hospitals are certified for participation or enrollment in the Medicare program, have a current and valid provider contract with the Medicare program and are in substantial compliance with the conditions of participation of such programs. Neither the Company nor any of its subsidiaries has received notice from the regulatory authorities that enforce the statutory or regulatory provisions in respect of either the Medicare or the Medicaid program of any pending or threatened investigations or surveys, and no such investigations or surveys are pending or, to the knowledge of the Company, threatened or imminent that could reasonably be expected to have a Company Material Adverse Effect. Section 3.06(a) of the Company Disclosure Schedule sets forth, as of the date of this Agreement, all actions, proceedings, investigations or surveys pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries that could reasonably be expected to result in (i) the loss or revocation of a Company Permit necessary to operate one or more facilities or for a facility to receive reimbursement under the Medicare or Medicaid programs, (ii) the suspension or cancellation of any other Company Permit except any such Company Permit where such suspension or cancellation could not reasonably be expected to have a Company Material Adverse Effect. Except as set forth in Section 3.06(a) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is in conflict with, or in default or violation of (a) any Law applicable to the Company or any of its subsidiaries or by or to which any of their respective properties is bound or subject or (b) any of the Company Permits, except for any such conflicts, defaults or violations that could not reasonably be expected to have a Company Material Adverse Effect. Except as set forth in Section 3.06(a) of the Company Disclosure Schedule, since June 30, 1993, neither the Company nor any of its subsidiaries has received from any Governmental Entity any written notification with respect to possible conflicts, defaults or violations of Laws, except for written notices relating to possible conflicts, defaults or violations that could not reasonably be expected to have a Company Material Adverse Effect.

        (b) The Company and its subsidiaries, as appropriate, are approved participating providers in and under all third party payment programs from which they receive revenues. No action or investigation is pending, or to the best of its knowledge, threatened to suspend, limit, terminate, condition, or revoke the status of the Company or any of its subsidiaries as a provider in any such program, and neither the Company nor any of its subsidiaries has been provided notice by any third party payor of its intention to suspend, limit, terminate, revoke, condition or fail to renew in whole or in part or decrease the amounts payable under any arrangement with the Company or such subsidiary as a provider, which action, investigation or proceeding would have a Company Material Adverse Effect.

        (c) The Company and its subsidiaries have filed on a timely basis all claims, cost reports or annual filings required to be filed to secure payments for services rendered by them under any third-party payment program from which they receive or expect to receive revenues except where the failure to file such claim, report or other filing would not have a Company Material Adverse Effect. Except as indicated in its financial statements included in the Company SEC Reports (as hereinafter defined), the Company or its subsidiaries, as applicable, have paid, or caused to be paid, all refunds, discounts, adjustments, or amounts owing that have become due to such third party payors pursuant to such claims, reports or filings, and neither the Company nor any of its subsidiaries has any knowledge or notice of any material changes required to be made to any cost reports, claims or filings made by them for any period or of any deficiency in any such claim, report, or filing, except for changes and deficiencies that in the aggregate would not have a Company Material Adverse Effect.

    SECTION 3.07.  REPORTS; FINANCIAL STATEMENTS.

        (a) Since June 30, 1991, the Company and its subsidiaries have filed (i) all forms, reports, statements and other documents required to be filed with
    (A) the Securities and Exchange Commission (the "SEC"), including without limitation (1) all Annual Reports on Form 10-K, (2) all Quarterly Reports on Form 10-Q, (3) all proxy statements relating to meetings of stockholders (whether annual or special), (4) all Current Reports on Form 8-K and (5) all other reports, schedules, registration statements or other documents (collectively referred to as the "Company SEC Reports"), and (B) any other applicable state securities authorities and (ii) all forms, reports, statements and other documents required to be filed with any other Governmental Entities, including, without limitation, state insurance and health regulatory authorities, except where the failure to file any such forms, reports, statements or other documents could not reasonably be expected to have a Company Material Adverse Effect (all such forms, reports, statements and other documents in clauses (i) and (ii) of this Section 3.07(a) being referred to herein, collectively, as the "Company Reports"). The Company Reports were prepared in all material respects in accordance with the requirements of applicable Law (including, with respect to the Company SEC Reports, the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Reports) and the Company SEC Reports did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

        (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports (i) have been prepared in accordance with the published rules and regulations of the SEC and generally accepted accounting principles applied on a consistent basis throughout the periods involved (except (A) to the extent disclosed therein or required by changes in generally accepted accounting principles,
    (B), with respect to Company SEC Reports filed prior to the date of this Agreement, as may be indicated in the notes thereto and (c) in the case of the unaudited financial statements, as permitted by the rules and regulations of the SEC) and (ii) fairly present the consolidated financial position of the Company and its subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows for the periods indicated (subject, in the case of unaudited consolidated financial statements for interim periods, to adjustments, consisting only of normal, recurring accruals, necessary to present fairly such results of operations and cash flows), except that any pro forma financial statements contained in such consolidated financial statements are not necessarily indicative of the consolidated financial position of the Company and its subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows for the periods indicated.

    SECTION 3.08. ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the Company SEC Reports filed prior to the date of this Agreement or as contemplated in this Agreement or as set forth in Section 3.08 of the Company Disclosure Schedule, since June 30, 1994 the Company and its subsidiaries have conducted their respective businesses only in the ordinary course and in a manner consistent with past practice and there has not been: (i) any damage, destruction or loss with respect to any assets of the Company or any of its subsidiaries that, if not covered by insurance, would constitute a Company Material Adverse Effect; (ii) any change by the Company or its subsidiaries in their significant accounting policies; (iii) except (x) for dividends by a subsidiary of the Company to the Company or another wholly-owned subsidiary of the Company, (y) as required by the Constituent Documents or (z) pursuant to the Constituent Documents in accordance with past practice, any declaration, setting aside or payment of any dividends or distributions in respect of shares of Company Common Stock or the shares of stock of, or other equity interests in, any subsidiary of the Company or any redemption, purchase or other acquisition of any of the Company's securities or any of the securities of any subsidiary of the Company; (iv) any material increase in the benefits under, or the establishment or amendment of, any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, performance awards (including, without limitation, the granting of stock appreciation rights or restricted stock awards), stock purchase or other employee benefit plan, or any increase in the compensation payable or to become payable to any of the directors or officers of the Company or the employees of the Company or its subsidiaries as a group, except for (A) increase in salaries or wages payable or to become payable in the ordinary course of business and consistent with past practice or (B) the granting of stock options in the ordinary course of business to employees of the Company or its subsidiaries who are not directors or executive officers of the Company; or (v) any other Company Material Adverse Effect.

    SECTION 3.09. ABSENCE OF LITIGATION. Except as disclosed in the Company SEC Reports filed prior to the date of this Agreement or as set forth in Section
3.09 of the Company Disclosure Schedule, there is no claim, action, suit, litigation, proceeding, arbitration or, to the knowledge of the Company, investigation of any kind, at law or in equity (including actions or proceedings seeking injunctive relief), pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries or any properties or rights of the Company or any of its subsidiaries (except for claims, actions, suits, litigation, proceedings, arbitrations, or investigations that could not reasonably be expected to have a Company Material Adverse Effect), and neither the Company nor any of its subsidiaries is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of the Company, continuing investigation by, any Governmental Entity, or any judgment, order, writ, injunction, decree or award of any Government Entity or arbitrator, including, without limitation, cease-and-desist or other orders, except for matters that could not reasonably be expected to have a Company Material Adverse Effect.

    SECTION 3.10.  EMPLOYEE BENEFIT PLANS; LABOR MATTERS.

        (a) With respect to each employee benefit plan, program, arrangement and contract (including, without limitation, any "employee benefit plan", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), maintained or contributed to by the Company or any of its subsidiaries, or with respect to which the Company or any of its subsidiaries could incur liability under Section 4069, 4212(c) or 4204 of ERISA (the "Benefit Plans"), the Company has delivered or made available to Acquiror a true and correct copy of (i) the most recent annual report (Form
    5500) filed with the Internal Revenue Service (the "IRS") for each Benefit Plan for which a Form 5500 is required to be filed, (ii) such Benefit Plan,
    (iii) each trust agreement, if any, relating to such Benefit Plan, (iv) the most recent summary plan description for each Benefit Plan for which a summary plan description is required, (v) the most recent actuarial report or valuation relating to a Benefit Plan subject to Title IV of ERISA and
    (vi) the most recent determination letter, if any, issued by the IRS with respect to any Benefit Plan qualified under Section 401 of the Code.

        (b) With respect to the Benefit Plans, no event has occurred and, to the knowledge of the Company, there exists no condition or set of circumstances, in connection with which the Company or any of its subsidiaries could be subject to any liability under the terms of such Benefit Plans, ERISA, the Code or any other applicable Law that could reasonably be expected to have a Company Material Adverse Effect.

        (c) The Company has delivered to Acquiror all collective bargaining or other labor union contracts to which the Company or its subsidiaries is a party applicable to persons employed by the Company or its subsidiaries and no collective bargaining agreement is being negotiated by the Company or any of its subsidiaries. There is no pending or, to the knowledge of the Company, threatened labor dispute, strike or work stoppage against the Company or any of its subsidiaries that may interfere with the respective business activities of the Company or any of its subsidiaries and could reasonably be expected to have a Company Material Adverse Effect. To the knowledge of the Company, none of the Company, any of its subsidiaries or any of their respective representatives or employees has committed any unfair labor practices in connection with the operation of the respective businesses of the Company or its subsidiaries that could reasonably be expected to have a Company Material Adverse Effect, and there is no pending or, to the knowledge of the Company, threatened charge or complaint against the Company or any of its subsidiaries by the National Labor Relations Board or any comparable state agency that, if not covered by insurance, would constitute a Company Material Adverse Effect.

        (d) The Company has delivered or made available to Acquiror (i) copies of all employment agreements with officers of the Company; (ii) a schedule listing all officers of the Company who have executed a non-competition agreement with the Company; (iii) copies of all severance agreements, programs and policies of the Company with or relating to its employees; and
    (iv) copies of all plans, programs, agreements and other arrangements of the Company with or relating to its employees. Except as set forth in Section 3.10(d) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries will owe a severance payment or similar obligation to any of their respective employees, officers or directors as a result of the Merger or the transactions contemplated by this Agreement, and none of such persons will be entitled to an increase in severance payments or other benefits as a result of the Merger or the transactions contemplated by this Agreement in the event of the subsequent termination of their employment.

        (e) Except as provided in Section 3.10(e) of the Company Disclosure Schedule, no Benefit Plan provides retiree medical or retiree life insurance benefits that could reasonably be expected to have a Company Material Adverse Effect and (y) neither the Company nor any of its subsidiaries is contractually or otherwise obligated (whether or not in writing) to provide life insurance and medical benefits upon retirement or termination of employment of employees that could reasonably be expected to have a Company Material Adverse Effect.

        (f) Except as provided in Section 3.10(f) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries contributes to or has an obligation to contribute to, and has not within six years prior to the date of this Agreement contributed to or had an obligation to contribute to, a multiemployer plan within the meaning of Section 3(37) of ERISA.

        (g) The Company has not taken any of the following or other similar actions since January 1, 1994: the acceleration of vesting, waiving of performance criteria or the adjustment of awards or any other actions permitted upon a change in control of the Company or a filing under Sections 13(d) or 14(d) of the Exchange Act with respect to the Company) with respect to any of the Benefit Plans or any of the plans, programs, agreements, policies or other arrangements described in Section 3.10(d) of this Agreement.

    SECTION  3.11.  TAXES.   Except as set forth in  Section 3.11 of the Company
Disclosure Statement,

        (a) And except for matters that could not be expected to have a Company Material Adverse Effect, (i) all returns and reports ("Tax Returns") of or with respect to any Tax which is required to be filed on or before the Closing Date by or with respect to Company or any its subsidiaries have been or will be duly and timely filed, (ii) all items of income, gain, loss, deduction and credit or other items required to be included in each such Tax Return have been or will be so included and all information provided in each such Tax Return is true, correct and complete, (iii) all Taxes which have become or will become due with respect to the period covered by each such Tax Return have been or will be timely paid in full, (iv) all withholding Tax requirements imposed on or with respect to Company or any of its subsidiaries have been or will be satisfied in full in all respects, and (v) no penalty, interest or other charge is or will become due with respect to the late filing of any such Tax Return or late payment of any such Tax.

        (b) There is no claim against Company or any of its subsidiaries for any material amount of Taxes, and no material assessment, deficiency or adjustment has been asserted or proposed with respect to any Tax Return of or with respect to Company or any of its subsidiaries other than those disclosed (and to which are attached true and complete copies of all audit or similar reports) in Section 3.11 of the Company Disclosure Schedule.

        (c) The total amounts set up as liabilities for current and deferred Taxes in the financial statements referred to in Section 3.07 of this Agreement are sufficient to cover the payment of all Taxes, whether or not assessed or disputed, which are, or are hereafter found to be, or to have been, due by or with respect to Company and any of its subsidiaries up to and through the periods covered thereby.

        (d) Except for statutory liens for current Taxes not yet due, no material liens for Taxes exist upon the assets of any of Company or its subsidiaries.

        (e) None of the transactions contemplated by this Agreement will result in any Tax liability or the recognition of any item of income or gain to Company or any of its subsidiaries.

        (f) Neither Company nor any of its subsidiaries has made an election under section 341(f) of the Code.

    SECTION 3.12.  TAX MATTERS; POOLING.

        (a) Neither Company nor, to the knowledge of Company, any of its affiliates has taken or agreed to take any action that would prevent the Merger from (a) constituting a reorganization qualifying under the provisions of Section 368(a) of the Code or (b) being treated for financial accounting purposes as a "pooling of interests" in accordance with generally accepted accounting principles and the rules, regulations and interpretations of the SEC (a "Pooling Transaction").

        (b) There is no plan or intention by any stockholder of the Company (other than institutional investors not affiliated with the Company) who owns five percent or more of Company Common Stock, and to the best knowledge of Company there is no plan or intention on the part of any of any other stockholder of Company Common Stock, to sell, exchange or otherwise dispose of a number of shares of Acquiror Common Stock to be received in the Merger that would reduce the Company stockholders' ownership of Acquiror Common Stock to a number of shares having a value, as of the Effective Time, of less than 50 percent of the value of all of the Company Common Stock (including shares of Company Common Stock exchanged for cash in lieu of fractional shares of Acquiror Common Stock) outstanding immediately prior to the Effective Time.

        (c) Following the Merger, Company will hold at least 90 percent of the fair market value of its net assets and at least 70 percent of the fair market value of its gross assets held immediately prior to the Merger. For purposes of this representation, amounts used by Company to pay Merger expenses and all redemptions and distributions (except for regular, normal dividends) made by Company will be included as assets of Company immediately prior to the Merger.

        (d) There is no intercorporate indebtedness existing between the Company and Acquiror or between the Company and Merger Sub that was issued, acquired or will be settled at a discount.

        (e) The Company is not an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

        (f) The Company is not under the jurisdiction of a court in a title 11 or similar case within the meaning of section 368(a)(3)(A) of the Code.

        (g) The total amount of cash to be received by stockholders of Company Common Stock in lieu of fractional shares of Acquiror Common Stock will not exceed one percent of the total fair market value of the Acquiror Common Stock (as of the Effective Time) to be issued in the Merger.

    SECTION 3.13. AFFILIATES. Section 3.13 of the Company Disclosure Schedule identifies all persons who, to the knowledge of the Company, may be deemed to be affiliates of the Company under Rule 145 of the Securities Act, including, without limitation, all directors and executive officers of the Company.

    SECTION 3.14. CERTAIN BUSINESS PRACTICES. None of the Company, any of its subsidiaries or any directors, officers, agents or employees of the Company or any of its subsidiaries (in their capacities as such) has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, (iii) consummated any transaction, made any payment, entered into any agreement or arrangement or taken any other action in violation of
Section 1128B(b) of the Social Security Act, as amended, or (iv) made any other unlawful payment.

    SECTION 3.15. OPINION OF FINANCIAL ADVISOR. The Company has received the opinion of Merrill Lynch & Co. to the effect that, as of the date of this Agreement, the Common Stock Exchange Ratio is fair, from a financial point of view, to the holders of Company Common Stock.

    SECTION 3.16. VOTE REQUIRED. The only votes of the holders of any class or series of Company capital stock necessary to approve the Merger are the affirmative votes of the holders of a majority of the outstanding shares of the Company Common Stock.

    SECTION 3.17. BROKERS. Except as set forth in Section 3.17 of the Company Disclosure Schedule, no broker, finder or investment banker (other than Merrill Lynch & Co. is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. Prior to the date of this Agreement, the Company has made available to Acquiror a complete and correct copy of all agreements between the Company and Merrill Lynch & Co. pursuant to which such firm will be entitled to any payment relating to the transactions contemplated by this Agreement.

    SECTION 3.18. ACQUIRING PERSON. None of the Acquiror Companies is an "Acquiring Person" (as defined in the Company Rights Plan) or will become an "Acquiring Person" as a result of any of the transactions contemplated by this Agreement. The execution of the Transaction Documents does not, and the consummation of the Merger and the other transactions contemplated by the Transaction Documents will not, result in the grant of any rights to any person under the Company Rights Agreement or enable or require any outstanding rights to be exercised, distributed or triggered.

    SECTION 3.19. INFORMATION SUPPLIED. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed by Acquiror with the SEC in connection with the issuance of shares of Acquiror Common Stock in the Merger (the "S-4") will, at the time the S-4 is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Company Proxy Statement (as hereinafter defined) will, at the date of mailing to stockholders and at the time of the stockholders' meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein, in light of the circumstances in which they were made, not misleading. All documents that the Company is responsible for filing with any Governmental Entity in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable law, including applicable provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder. Without limiting any of the representations and warranties contained herein, no representation or warranty to the Acquiror Companies by the Company and no information contained in the Company Disclosure Schedule or any document incorporated therein by reference contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained therein, in light of the circumstances in which such statements are or will be made, not misleading.

    SECTION 3.20. INSURANCE. Except as set forth in the Company Disclosure Schedule, the Company and each of its subsidiaries are presently insured, and during each of the past five calendar years have been insured against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured. Except as set forth in the Company Disclosure Schedule, the policies of fire, theft, liability and other insurance maintained with respect to the assets or businesses of the Company and its subsidiaries provide adequate coverage against loss.

    SECTION 3.21. PROPERTIES. Except as set forth in Section 3.21 of the Company Disclosure Schedule or specifically described in the Company SEC Reports, the Company and its subsidiaries have good and marketable title, free and clear of all liens, the existence of which could reasonably be expected to have a Company Material Adverse Effect, to all their material properties and assets whether tangible or intangible, real, personal or mixed, reflected in the Company's consolidated financial statements contained in the Company's most recent SEC Report on Form 10-K as being owned by the Company and its subsidiaries as of the date thereof, other than (i) any properties or assets that have been sold or otherwise disposed of in the ordinary course of business since the date of such financial statements, (ii) liens disclosed in the notes to such financial statements and (iii) liens arising in the ordinary course of business after the date of such financial statements. All buildings, and all fixtures, equipment and other property and assets that are material to its business on a consolidated basis, held under leases or sub-leases by the Company or any of its subsidiaries are held under valid instruments enforceable in accordance with their respective terms, subject to applicable laws of bankruptcy, insolvency or similar laws relating to creditors' rights generally and to general principles of equity (whether applied in a proceeding in law or equity). Substantially all of the Company's and its subsidiaries' equipment in regular use has been reasonably maintained and is in serviceable condition, reasonable wear and tear excepted.

                                   ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF ACQUIROR

    The Acquiror Companies hereby, jointly and severally, represent and warrant to the Company that:

    SECTION 4.01. ORGANIZATION AND QUALIFICATION; SUBSIDIARIES. Each of the Acquiror Companies is a corporation, and each of Acquiror's other subsidiaries is a corporation or partnership, duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification necessary, other than where the failure to be so duly qualified and in good standing could not reasonably be expected to have an Acquiror Material Adverse Effect. The term "Acquiror Material Adverse Effect" as used in this Agreement shall mean any change or effect that, individually or when taken together with all such other changes or effects, would be materially adverse to the financial condition, results of operations, business or prospects of Acquiror and its subsidiaries, taken as a whole, at the time of such change or effect. Section 4.01of the Disclosure Schedule delivered by the Acquiror Companies to the Company concurrently with the execution of this Agreement (the "Acquiror Disclosure Schedule") sets forth, as of the date of this Agreement, a true and complete list of all the Acquiror's directly or indirectly owned subsidiaries, together with (A) the jurisdiction of incorporation or organization of each subsidiary and the percentage of each subsidiary's outstanding capital stock or other equity interests owned by Acquiror or another subsidiary of Acquiror and (B) an indication of whether each such subsidiary is a "Significant Subsidiary" as defined in Section 9.03(f) of this Agreement. Except as set forth in Section 4.01 of the Acquiror Disclosure Schedule, neither Acquiror nor any of its subsidiaries owns an equity interest in any partnership or joint venture arrangement or other business entity that is material to the financial condition, results of operations, business or prospects of Acquiror and its subsidiaries, taken as a whole.

    SECTION 4.02. CERTIFICATE OF INCORPORATION AND BYLAWS. Acquiror has heretofore furnished or made available to the Company complete and correct copies of the Certificate of Incorporation and the Bylaws or the equivalent organizational documents, in each case as amended or restated to the date hereof, of Acquiror and each of its subsidiaries. Neither Acquiror nor any of its corporate subsidiaries is in violation of any of the provisions of its Certificate of Incorporation or Bylaws (or equivalent organizational Documents). None of Acquiror s noncorporate subsidiaries is in violation of any provisions of its organizational documents (the Acquiror Constituent Documents ) other than any such violations that could not reasonably be expected to have an Acquiror Material Adverse Effect.

    SECTION 4.03.  CAPITALIZATION.

        (a) The authorized capital stock of Acquiror consists of (i) 150,000,000 shares of Acquiror Common Stock, of which, as of March 28, 1995: (A) 29,455,220 were issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable and were not issued in violation of any preemptive or similar rights created by statute, Acquiror's Certificate of Incorporation or Bylaws or any agreement to which Acquiror is a party or is bound; (B) 504,976 were held in the treasury of Acquiror; and
    (C) 2,998,714 were reserved for future issuance and (ii) 500,000 shares of preferred stock, par value $.001 per share ("Acquiror Preferred Stock"), of which, as of March 28, 1995, 150,000 shares had been designated as Series A Junior Participating Preferred Stock. No shares of Acquiror Preferred Stock are issued and outstanding. Except (1) as disclosed in the Acquiror SEC Reports (as hereinafter defined) or otherwise as set forth in this Section 4.03 or in Section 4.03(a) of the Acquiror Disclosure Schedule and (2) pursuant to the terms of that certain Rights Agreement dated as of September 15, 1994 by and between Acquiror and Chemical Trust Company of California (the "Acquiror Rights Agreement"), there are no options, warrants or other rights (including registration rights), agreements, arrangements or commitments of any character to which Acquiror or any of its subsidiaries is a party relating to the issued or unissued capital stock of, or other equity interests in, Acquiror or any of its subsidiaries or obligating Acquiror or any of its subsidiaries to grant, issue or sell any shares of the capital stock of, or other equity interests in, Acquiror or any of its subsidiaries. Except pursuant to the terms of the Acquiror Rights Agreement or as set forth in Section 4.03(a) of the Acquiror Disclosure Schedule, there are no obligations, contingent or otherwise, of Acquiror or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of Acquiror Common Stock or the capital stock of, or other equity interests in, any subsidiary of Acquiror. Each of the issued shares of capital stock of, or other equity interests in, each of Acquiror s subsidiaries is duly authorized, validly issued and, in the case of shares of capital stock, fully paid and nonassessable, and has not been issued in violation of (nor are any of the authorized shares of capital stock of, or other equity interests in, such entities subject to) any preemptive or similar rights created by statute, the Certificate of Incorporation of Bylaws (or the equivalent organizational documents) of any of Acquiror s subsidiaries, or any agreement to which the Company or any of its subsidiaries is a party or is bound.

        (b) The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $.001 per share ("Merger Sub Common Stock"). An aggregate of 100 shares of Merger Sub Common Stock are issued and outstanding and held by Acquiror, all of which are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, Merger Sub's Certificate of Incorporation or Bylaws or any agreement to which Merger Sub is a party or is bound.

        (c) The shares of Acquiror Common Stock to be issued pursuant to the Merger will be duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, Acquiror s Certificate of Incorporation or Bylaws or any agreement to which Acquiror is a party or is bound. The offering, sale and delivery of such shares of Acquiror Common Stock will, prior to the date of the Company Stockholders' Meeting, have been registered under the Securities Act and will have been qualified or registered or exempt therefrom under applicable Blue Sky Laws. In addition, the Acquiror Common Stock will, prior to the Effective Time, have been registered under the Exchange Act and listed on the New York Stock Exchange, subject to official notice of issuance.

    SECTION 4.04. AUTHORITY. Each of the Acquiror Companies has all requisite corporate power and authority to execute and deliver the Transaction Documents (to the extent a party thereto), to perform its obligations under the Transaction Documents and to consummate the transactions contemplated by the Transaction Documents (subject to the approval and adoption of this Agreement by the holders of a majority of the outstanding shares of Acquiror Common Stock in accordance with Delaware Law and Acquiror's Certificate of Incorporation). The execution and delivery of the Transaction Documents by each of the Acquiror Companies and the consummation by each of the Acquiror Companies (to the extent a party thereto) of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of any of the Acquiror Companies are necessary to authorize the Transaction Documents or to consummate the transactions contemplated by the Transaction Documents (subject to the approval and adoption of this Agreement by the holders of a majority of the outstanding shares of Acquiror Common Stock in accordance with Delaware Law and Acquiror's Certificate of Incorporation). The Transaction Documents have been duly executed and delivered by each of the Acquiror Companies (to the extent a party thereto) and, assuming the due authorization, execution and delivery thereof by the Company, constitute the legal, valid and binding obligation of each of the Acquiror Companies (to the extent a party thereto).

    SECTION 4.05.  NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

        (a) Assuming that all consents, licenses, permits, waivers, approvals, authorizations, orders, filings and notifications contemplated by the exceptions to Section 4.05(b) are obtained or made and except as otherwise disclosed in Section 4.05(a) of the Acquiror Disclosure Schedule, the execution and delivery of the Transaction Documents by each of the Acquiror Companies does not, and the consummation of the transactions contemplated hereby will not (i) conflict with or violate the Certificate of Incorporation or Bylaws, or the equivalent organizational documents, in each case as amended or restated, of Acquiror or any of Acquiror's subsidiaries,
    (ii) conflict with or violate any Laws in effect as of the date of this Agreement applicable to Acquiror or any of Acquiror's subsidiaries or by or to which any of their properties is bound or subject or (iii) result in any breach of or constitute a default (or an event that with or without notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or require payment under, or result in the creation of a lien or encumbrance on any of the properties or assets of Acquiror or any of Acquiror's subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Acquiror or any of Acquiror's subsidiaries is a party or by or to which Acquiror or any of Acquiror's subsidiaries or any of their respective properties is bound or subject, except for any such conflicts, violations, breaches, defaults, events, rights of termination, amendment, acceleration or cancellation, payment obligations or liens or encumbrances that could not reasonably be expected to have an Acquiror Material Adverse Effect.

        (b) Except as disclosed in Section 4.05(b) of the Acquiror Disclosure Schedule, the execution and delivery of the Transaction Documents by each of the Acquiror Companies does not, and the performance of the Transaction Documents by each of the Acquiror Companies will not, require any of the Acquiror Companies to obtain any consent, license, permit, waiver approval, authorization or order of, or to make any filing with or notification to, any Governmental Entities, except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws and the HSR Act and the filing and recordation of appropriate merger documents as required by Delaware Law and (ii) where the failure to obtain such consents, licenses, permits, waivers, approvals, authorizations or orders, or to make such filings or notifications could not reasonably be expected to prevent any of the Acquiror Companies from performing its obligations under the Transaction Documents and could not reasonably be expected to have an Acquiror Material Adverse Effect.

    SECTION 4.06.  PERMITS; COMPLIANCE.

        (a) Each of Acquiror and its subsidiaries is in possession of all (i) franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, identification and registration numbers, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted and (ii) agreements from all federal, state and local governmental agencies and accrediting and certifying organizations having jurisdiction over such facility or facilities that are required to operate the facility or facilities in the manner in which it or they are currently operated and receive reimbursement for care provided to patients covered under the federal Medicare program or any applicable state Medicaid program (collectively, the "Acquiror Permits"), except where the failure to possess such Acquiror Permits could not reasonably be expected to have an Acquiror Material Adverse Effect. Without limiting the generality of the foregoing, all of Acquiror's hospitals are certified for participation or enrollment in the Medicare program, have a current and valid provider contract with the Medicare program and are in substantial compliance with the conditions of participation of such programs. Neither Acquiror nor any of its subsidiaries has received notice from the regulatory authorities that enforce the statutory or regulatory provisions in respect of either the Medicare or the Medicaid program of any pending or threatened investigations or surveys, and no such investigations or surveys are pending or, to the knowledge of Acquiror, threatened or imminent that could reasonably be expected to have an Acquiror Material Adverse Effect. Section 4.06 of Acquiror Disclosure Schedule sets forth, as of the date of this Agreement, all actions, proceedings, investigations or surveys pending or, to the knowledge of Acquiror, threatened against Acquiror or any of its subsidiaries that could reasonably be expected to result in (i) the loss or revocation of an Acquiror Permit necessary to operate one or more facilities or for a facility to receive reimbursement under the Medicare or Medicaid programs, (ii) the suspension or cancellation of any other Acquiror Permit except any such Acquiror Permit where such suspension or cancellation could not reasonably be expected to have an Acquiror Material Adverse Effect. Neither Acquiror nor any of its subsidiaries is in conflict with, or in default or violation of (1) any Law applicable to Acquiror or any of its subsidiaries or by or to which any of their respective properties is bound or subject or (2) any of Acquiror Permits, except for any such conflicts, defaults or violations that could not reasonably be expected to have an Acquiror Material Adverse Effect. Since June 30, 1993, neither Acquiror nor any of its subsidiaries has received from any Governmental Entity any written notification with respect to possible conflicts, defaults or violations of Laws, except for written notices relating to possible conflicts, defaults or violations that could not reasonably be expected to have an Acquiror Material Adverse Effect.

        (b) Acquiror and its subsidiaries, as appropriate, are approved participating providers in and under all third party payment programs from which they receive revenues. No action or investigation is pending, or to the best of its knowledge, threatened to suspend, limit, terminate, condition, or revoke the status of Acquiror or any of its subsidiaries as a provider in any such program, and neither Acquiror nor any of its subsidiaries has been provided notice by any third party payor of its intention to suspend, limit, terminate, revoke, condition or fail to renew in whole or in part or decrease the amounts payable under any arrangement with Acquiror or such subsidiary as a provider, which action, investigation or proceeding would have an Acquiror Material Adverse Effect.

        (c) Acquiror and its subsidiaries have filed on a timely basis all claims, cost reports or annual filings required to be filed to secure payments for services rendered by them under any third-party payment program from which they receive or expect to receive revenues except where the failure to file such claim, report or other filing would not have an Acquiror Material Adverse Effect. Except as indicated in its financial statements included in the Acquiror SEC Reports (as hereinafter defined), Acquiror or its subsidiaries, as applicable, have paid, or caused to be paid, all refunds, discounts, adjustments, or amounts owing that have become due to such third party payors pursuant to such claims, reports or filings, and neither Acquiror nor any of its subsidiaries has any knowledge or notice of any material changes required to be made to any cost reports, claims or filings made by them for any period or of any deficiency in any such claim, report, or filing, except for changes and deficiencies that in the aggregate would not have an Acquiror Material Adverse Effect.

    SECTION 4.07.  REPORTS; FINANCIAL STATEMENTS.

        (a) Since June 30, 1991, Acquiror and its subsidiaries have filed (i) all forms, reports, statements and other documents required to be filed with
    (A) the Securities and Exchange Commission (the "SEC"), including without limitation (1) all Annual Reports on Form 10-K, (2) all Quarterly Reports on Form 10-Q, (3) all proxy statements relating to meetings of stockholders (whether annual or special), (4) all Current Reports on Form 8-K and (5) all other reports, schedules, registration statements or other documents (collectively referred to as the "Acquiror SEC Reports"), and (B) any other applicable state securities authorities and (ii) all forms, reports, statements and other documents required to be filed with any other Governmental Entities, including, without limitation, state insurance and health regulatory authorities, except where the failure to file any such forms, reports, statements or other documents could not reasonably be expected to have an Acquiror Material Adverse Effect (all such forms, reports, statements and other documents in clauses (i) and (ii) of this
    Section 4.07(a) being referred to herein, collectively, as the "Acquiror Reports"). Acquiror Reports were prepared in all material respects in accordance with the requirements of applicable Law (including, with respect to Acquiror SEC Reports, the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Acquiror SEC Reports) and Acquiror SEC Reports did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

        (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Acquiror SEC Reports (i) have been prepared in accordance with the published rules and regulations of the SEC and generally accepted accounting principles applied on a consistent basis throughout the periods involved (except (A) to the extent disclosed therein or required by changes in generally accepted accounting principles,
    (B), with respect to Acquiror SEC Reports filed prior to the date of this Agreement, as may be indicated in the notes thereto and (C) in the case of the unaudited financial statements, as permitted by the rules and regulations of the SEC) and (ii) fairly present the consolidated financial position of Acquiror and its subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows for the periods indicated (subject, in the case of unaudited consolidated financial statements for interim periods, to adjustments, consisting only of normal, recurring accruals, necessary to present fairly such results of operations and cash flows), except that any pro forma financial statements contained in such consolidated financial statements are not necessarily indicative of the consolidated financial position of Acquiror and its subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows for the periods indicated.

    SECTION 4.08. ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in Acquiror SEC Reports filed prior to the date of this Agreement or as contemplated in this Agreement or as set forth in Section 4.08 of the Acquiror Disclosure Schedule, since May 31, 1994, Acquiror and its subsidiaries have conducted their respective businesses only in the ordinary course and in a manner consistent with past practice and there has not been: (i) any damage, destruction or loss with respect to any assets of Acquiror or any of its subsidiaries that, if not covered by insurance, would constitute an Acquiror Material Adverse Effect; (ii) any change by Acquiror or its subsidiaries in their significant accounting policies; (iii) except (x) for dividends by a subsidiary of Acquiror to Acquiror or another wholly-owned subsidiary of Acquiror, (y) as required by the Acquiror Constituent Documents, (z) pursuant to the Acquiror Constituent Documents in accordance with pasts practice, any declaration, setting aside or payment of any dividends or distributions in respect of shares of Acquiror Common Stock or the shares of stock of, or other equity interests in, any subsidiary of Acquiror or any redemption, purchase or other acquisition of any of Acquiror's securities or any of the securities of any subsidiary of Acquiror; (iv) any material increase in the benefits under, or the establishment or amendment of, any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase or other employee benefit plan, or any increase in the compensation payable or to become payable to any of the directors or officers of Acquiror or its subsidiaries as a group, except for (A) increase in salaries or wages payable or to become payable in the ordinary course of business and consistent with past practice or (B) the granting of stock options in the ordinary course of business to employees of Acquiror or its subsidiaries who are not directors or executive officers of Acquiror; or (v) any other Acquiror Material Adverse Effect.

    SECTION 4.09. ABSENCE OF LITIGATION. Except as disclosed in Acquiror SEC Reports filed prior to the date of this Agreement or as set forth in Section
4.09 of the Acquiror Disclosure Schedule, there is no claim, action, suit, litigation, proceeding, arbitration or, to the knowledge of Acquiror, investigation of any kind, at law or in equity (including actions or proceedings seeking injunctive relief), pending or, to the knowledge of Acquiror, threatened against Acquiror or any of its subsidiaries or any properties or rights of Acquiror or any of its subsidiaries (except for claims, actions, suits, litigation, proceedings, arbitrations, or investigations that could not reasonably be expected to have an Acquiror Material Adverse Effect), and neither Acquiror nor any of its subsidiaries is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of Acquiror, continuing investigation by, any Governmental Entity, or any judgment, order, writ, injunction, decree or award of any Governmental Entity or arbitrator, including, without limitation, cease-and-desist or other orders, except for matters that could not reasonably be expected to have an Acquiror Material Adverse Effect.

    SECTION 4.10.  EMPLOYEE BENEFIT PLANS; LABOR MATTERS.

        (a) With respect to each employee benefit plan, program, arrangement and contract (including, without limitation, any "employee benefit plan", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), maintained or contributed to by Acquiror or any of its subsidiaries, or with respect to which Acquiror or any of its subsidiaries could incur liability under Section 4069, 4212(c) or 4204 of ERISA (the "Benefit Plans"), Acquiror has delivered or made available to the Company a true and correct copy of (i) the most recent annual report (Form
    5500) filed with the Internal Revenue Service (the "IRS") for each Benefit Plan for which a Form 5500 is required to be filed, (ii) such Benefit Plan,
    (iii) each trust agreement, if any, relating to such Benefit Plan, (iv) the most recent summary plan description for each Benefit Plan for which a summary plan description is required, (v) the most recent actuarial report or valuation relating to a Benefit Plan subject to Title IV of ERISA and
    (vi) the most recent determination letter, if any, issued by the IRS with respect to any Benefit Plan qualified under Section 401 of the Code.

        (b) With respect to the Benefit Plans, no event has occurred and, to the knowledge of Acquiror, there exists no condition or set of circumstances, in connection with which Acquiror or any of its subsidiaries could be subject to any liability under the terms of such Benefit Plans, ERISA, the Code or any other applicable Law that could reasonably be expected to have an Acquiror Material Adverse Effect.

        (c) Acquiror has delivered or made available to the Company all collective bargaining or other labor union contracts to which Acquiror or its subsidiaries is a party applicable to persons employed by Acquiror or its subsidiaries and, except as set forth in Section 4.10(c) of the Acquiror Disclosure Schedule, no collective bargaining agreement is being negotiated by Acquiror or any of its subsidiaries. There is no pending or, to the knowledge of Acquiror, threatened labor dispute, strike or work stoppage against Acquiror or any of its subsidiaries that may interfere with the respective business activities of Acquiror or any of its subsidiaries and could reasonably be expected to have an Acquiror Material Adverse Effect. To the knowledge of Acquiror, none of Acquiror, any of its subsidiaries or any of their respective representatives or employees has committed any unfair labor practices in connection with the operation of the respective businesses of Acquiror or its subsidiaries that could reasonably be expected to have an Acquiror Material Adverse Effect, and there is no pending or, to the knowledge of Acquiror, threatened charge or complaint against Acquiror or any of its subsidiaries by the National Labor Relations Board or any comparable state agency that, if not covered by insurance, would constitute an Acquiror Material Adverse Effect.

        (d) Acquiror has delivered or made available to the Company (i) copies of all employment agreements with officers of Acquiror; (ii) a schedule listing all officers of Acquiror who have executed a non-competition agreement with Acquiror; (iii) copies of all severance agreements, programs and policies of Acquiror with or relating to its employees; and (iv) copies of all plans, programs, agreements and other arrangements of Acquiror with or relating to its employees. Except as set forth in Section 4.10(d) of the Acquiror Disclosure Schedule, neither Acquiror nor any of its subsidiaries will owe a severance payment or similar obligation to any of their respective employees, officers or directors as a result of the Merger or the transactions contemplated by this

    Agreement, and none of such persons will be entitled to an increase in severance payments or other benefits as a result of the Merger or the transactions contemplated by this Agreement in the event of the subsequent termination of their employment.

        (e) Except as provided in Section 4.10(e) of the Acquiror Disclosure Schedule, no Benefit Plan provides retiree medical or retiree life insurance benefits that could reasonably be expected to have an Acquiror Material Adverse Effect and (y) neither Acquiror nor any of its subsidiaries is contractually or otherwise obligated (whether or not in writing) to provide life insurance and medical benefits upon retirement or termination of employment of employees that could reasonably be expected to have an Acquiror Material Adverse Effect.

        (f) Except as provided in Section 4.10(f) of the Acquiror Disclosure Schedule, neither Acquiror nor any of its subsidiaries contributes to or has an obligation to contribute to, and has not within six years prior to the date of this Agreement contributed to or had an obligation to contribute to, a multiemployer plan within the meaning of Section 3(37) of ERISA.

        (g) Acquiror has not taken any of the following or other similar actions since January 1, 1994: the acceleration of vesting, waiving of performance criteria or the adjustment of awards or any other actions permitted upon a change in control of Acquiror or a filing under Sections 13(d) or 14(d) of the Exchange Act with respect to Acquiror) with respect to any of the Benefit Plans or any of the plans, programs, agreements, policies or other arrangements described in Section 4.10(d) of this Agreement.

    SECTION 4.11.  TAXES.

        (a) Except for matters that could not be expected to have an Acquiror Material Adverse Effect and except as set forth in Section 4.11(a) to the Acquiror Disclosure Schedule, (i) all returns and reports ("Tax Returns") of or with respect to any Tax which is required to be filed on or before the Closing Date by or with respect to Acquiror or any its subsidiaries have been or will be duly and timely filed, (ii) all items of income, gain, loss, deduction and credit or other items required to be included in each such Tax Return have been or will be so included and all information provided in each such Tax Return is true, correct and complete, (iii) all Taxes which have become or will become due with respect to the period covered by each such Tax Return have been or will be timely paid in full, (iv) all withholding Tax requirements imposed on or with respect to Acquiror or any of its subsidiaries have been or will be satisfied in full in all respects, and (v) no penalty, interest or other charge is or will become due with respect to the late filing of any such Tax Return or late payment of any such Tax.

        (b) There is no claim against Acquiror or any of its subsidiaries for any material amount of Taxes, and no material assessment, deficiency or adjustment has been asserted or proposed with respect to any Tax Return of or with respect to Acquiror or any of its subsidiaries other than those disclosed (and to which are attached true and complete copies of all audit or similar reports) on Schedule 4.11(b) to the Acquiror Disclosure Schedule.

        (c) The total amounts set up as liabilities for current and deferred Taxes in the financial statements referred to in Section 4.07 of this Agreement are sufficient to cover the payment of all Taxes, whether or not assessed or disputed, which are, or are hereafter found to be, or to have been, due by or with respect to Acquiror and any of its subsidiaries up to and through the periods covered thereby.

        (d) Except for statutory liens for current Taxes not yet due, no material liens for Taxes exist upon the assets of any of Acquiror or its subsidiaries.

        (e) Except as set forth on Section 4.11(e) to the Acquiror Disclosure Schedule, none of the transactions contemplated by this Agreement will result in any Tax liability or the recognition of any item of income or gain to Acquiror or any of its subsidiaries.

        (f) Neither Acquiror nor any of its subsidiaries has made an election under section 341(f) of the Code.

    SECTION 4.12. TAX MATTERS; POOLING. Neither Acquiror nor, to the knowledge of Acquiror, any of its affiliates has taken or agreed to take any action that would prevent the Merger from (a) constituting a reorganization qualifying under the provisions of Section 368(a) of the Code or (b) being treated for financial accounting purposes as a Pooling Transaction. Acquiror does not own, nor has it owned during the past five years, any shares of Company Common Stock. There is no intercorporate indebtedness existing between the Company and Acquiror, or between the Company and Merger Sub, that was issued, acquired or will be settled at a discount.

    SECTION 4.13. AFFILIATES. Section 4.13 of the Acquiror Disclosure Schedule identifies all persons who, to the knowledge of Acquiror, may be deemed to be affiliates of Acquiror under Rule 145 of the Securities Act, including, without limitation, all directors and executive officers of Acquiror.

    SECTION 4.14. CERTAIN BUSINESS PRACTICES. None of Acquiror, any of its subsidiaries or any directors, officers, agents or employees of Acquiror or any of its subsidiaries (in their capacities as such) has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, (iii) consummated any transaction, made any payment, entered into any agreement or arrangement or taken any other action in violation of
Section 1128B(b) of the Social Security Act, as amended, or (iv) made any other unlawful payment.

    SECTION 4.15. OPINION OF FINANCIAL ADVISOR. Acquiror has received the opinion of Salomon Brothers Inc to the effect that, as of the date of this Agreement, the Merger Consideration to be paid by Acquiror in the Merger is fair, from a financial point of view, to the stockholders of Acquiror.

    SECTION 4.16. VOTE REQUIRED. The only votes of the holders of any class or series of Acquiror capital stock necessary to approve the Merger are the affirmative votes of the holders of a majority of the shares of Acquiror Common Stock present or represented by proxy at a meeting at which a quorum is present.

    SECTION 4.17. BROKERS. Except as set forth in Section 4.17 of the Acquiror Disclosure Schedule, no broker, finder or investment banker (other than Salomon Brothers Inc) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Acquiror. Prior to the date of this Agreement, Acquiror has made available to the Company a complete and correct copy of all agreements between Acquiror and Salomon Brothers Inc pursuant to which such firm will be entitled to any payment relating to the transactions contemplated by this Agreement.

    SECTION 4.18. INFORMATION SUPPLIED. None of the information supplied or to be supplied by Acquiror for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed by the Company with the SEC in connection with the issuance of shares of the Company Common Stock in the Merger (the "S-4") will, at the time the S-4 is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Acquiror Proxy Statement (as hereinafter defined) will, at the date of mailing to stockholders and at the time of the stockholders' meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein, in light of the circumstances in which they were made, not misleading. All documents that Acquiror is responsible for filing with any Governmental Entity in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable law, including applicable provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder. Without limiting any of the representations and warranties contained herein, no representation or warranty to the

Company by Acquiror and no information contained in the Acquiror Disclosure Schedule or any document incorporated therein by reference contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained therein, in light of the circumstances in which such statements are or will be made, not misleading.

    SECTION 4.19. INSURANCE. Except as set forth in the Acquiror Disclosure Schedule, Acquiror and each of its subsidiaries are presently insured, and during each of the past five calendar years have been insured against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured. Except as set forth in the Acquiror Disclosure Schedule, the policies of fire, theft, liability and other insurance maintained with respect to the assets or businesses of Acquiror and its subsidiaries provide adequate coverage against loss.

    SECTION 4.20. PROPERTIES. Except as set forth in Section 4.20 of the Acquiror Disclosure Schedule or specifically described in Acquiror SEC Reports, Acquiror and its subsidiaries have good and marketable title, free and clear of all liens, the existence of which could reasonably be expected to have an Acquiror Material Adverse Effect, to all their material properties and assets whether tangible or intangible, real, personal or mixed, reflected in Acquiror's consolidated financial statements contained in Acquiror's most recent SEC Report on Form 10-K as being owned by Acquiror and its subsidiaries as of the date thereof, other than (i) any properties or assets that have been sold or otherwise disposed of in the ordinary course of business since the date of such financial statements, (ii) liens disclosed in the notes to such financial statements and (iii) liens arising in the ordinary course of business after the date of such financial statements. All buildings, and all fixtures, equipment and other property and assets that are material to its business on a consolidated basis, held under leases or sub-leases by Acquiror or any of its subsidiaries are held under valid instruments enforceable in accordance with their respective terms, subject to applicable laws of bankruptcy, insolvency or similar laws relating to creditors' rights generally and to general principles of equity (whether applied in a proceeding in law or equity). Substantially all of Acquiror's and its subsidiaries' equipment in regular use has been reasonably maintained and is in serviceable condition, reasonable wear and tear excepted.

                                   ARTICLE V
                                   COVENANTS

    SECTION 5.01. AFFIRMATIVE COVENANTS OF THE COMPANY. The Company hereby covenants and agrees that, prior to the Effective Time, unless otherwise expressly contemplated by this Agreement or consented to in writing by Acquiror, the Company will and will cause its subsidiaries to:

        (a) operate its business in the usual and ordinary course consistent with past practices;

        (b) use all reasonable efforts to preserve substantially intact its business organization, maintain its rights and franchises, retain the services of its respective officers and key employees and maintain its relationships with its respective customers and suppliers;

        (c) maintain and keep its properties and assets in as good repair and condition as at present, ordinary wear and tear excepted, and maintain supplies and inventories in quantities consistent with its customary business practice; and

        (d) use all reasonable efforts to keep in full force and effect insurance and bonds comparable in amount and scope of coverage to that currently maintained.

    SECTION 5.02. NEGATIVE COVENANTS OF THE COMPANY. Except as expressly contemplated by this Agreement or otherwise consented to in writing by Acquiror, from the date of this Agreement until the Effective Time, the Company will not do, and will not permit any of its subsidiaries to do, any of the following:

        (a) (i) increase the compensation payable to or to become payable to any director or executive officer, other than in the ordinary course of business; (ii) pay bonuses to employees of the Company after the date of this Agreement in excess of $2.5 million in the aggregate (excluding payments made pursuant to agreements disclosed on the Company Disclosure Schedule), (iii) grant any severance or termination pay (other than pursuant to the normal severance practices of the Company or its subsidiaries as in effect on the date of this Agreement) to, or enter into any employment or severance agreement with, any director, officer or employee; (iv) establish, adopt or enter into any employee benefit plan or arrangement or (v) except as may be required by applicable law and actions that are not inconsistent with the provisions of Section 6.09 of this Agreement, amend, or take any other actions (including, without limitation, the acceleration of vesting, waiving of performance criteria or the adjustment of awards or any other actions permitted upon a "change in control" (as defined in the respective plans) of the Company or a filing under Section 13(d) or 14(d) of the Exchange Act with respect to the Company) with respect to any of the Benefit Plans or any of the plans, programs, agreements, policies or other arrangements described in Section 3.10(d) of this Agreement;

        (b) declare or pay any dividend on, or make any other distribution in respect of, outstanding shares of capital stock or other equity interests, except for (i) dividends by a wholly owned subsidiary of the Company to the Company or another wholly owned subsidiary of the Company, (ii) distributions by subsidiaries of the Company required by the terms of the Constituent Documents and (iii) distributions by subsidiaries of the Company pursuant to the terms of the Constituent Documents and in accordance with past practice;

        (c) (i) except as described in Section 3.03(c) of the Company Disclosure Schedule, redeem, purchase or otherwise acquire any shares of its or any of its subsidiaries' capital stock or any securities or obligations convertible into or exchangeable for any shares of its or its subsidiaries' capital stock (other than any such acquisition directly from any wholly owned subsidiary of the Company in exchange for capital contributions or loans to such subsidiary), or any options, warrants or conversion or other rights to acquire any shares of its or its subsidiaries' capital stock or any such securities or obligations (except as permitted pursuant to Section 6.09 of this Agreement, in connection with the exercise of outstanding Stock Options in accordance with their terms and redemptions or repurchases of capital stock or other equity interests of subsidiaries of the Company in an aggregate amount not to exceed $10 million); (ii) effect any reorganization or recapitalization of the Company or any of its Significant Subsidiaries,
    (iii) split, combine or reclassify any of its or its Significant Subsidiaries' capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its or its Significant Subsidiaries' capital stock or (iv) take any action described in clause (ii) or (iii) above with respect to any other subsidiary of the Company other than actions that, individually or in the aggregate, could not reasonable be expected to (x) have a material adverse effect on the financial condition, results of operations, business or prospects affected subsidiary or subsidiaries, (y) a Company Material Adverse Effect or (z) adversely affect in any material respect the Company s ability to control any of its subsidiaries;

        (d) (i) except as set forth in Section 3.03(a) herein or as described in
    Section 3.03(c) of the Company Disclosure Schedule, issue (whether upon original issue or out of treasury), sell, grant, award, deliver or limit the voting rights of any class of its or its subsidiaries' capital stock, any securities convertible into or exercisable or exchangeable for any such shares, or any rights, warrants or options to acquire, any such shares (except as permitted pursuant to Section 6.09 of this Agreement or for the issuance of shares upon the exercise of outstanding Stock Options in accordance with their terms); (ii) amend or otherwise modify the terms of any such rights, warrants or options the effect of which shall be to make such terms materially more favorable to the holders thereof; or (iii) take any action to accelerate the vesting of any of the Stock Options;

        (e) acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets of any other person (other than the purchase of assets from suppliers or vendors in the ordinary course of business and consistent with past practice) with an aggregate purchase price in excess of $25,000,000;

        (f) sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, or agree to sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, any of its material assets or any material assets of any of its subsidiaries, except for (i) dispositions of inventories and of assets in the ordinary course of business and consistent with past practice and (ii) dispositions of assets having an aggregate fair market value of less than $10 million;

        (g) initiate, solicit or encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any inquiries or the making of any proposal relating to, or that may reasonably be expected to lead to, any Competing Transaction, or enter into discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain a Competing Transaction, or agree to, or endorse, any Competing Transaction, or authorize or permit any of the officers, directors, employees or agents of the Company or any of its subsidiaries or any investment banker, financial advisor, attorney, accountant or other representative retained by the Company or any of the Company's subsidiaries to take any such action and the Company shall promptly notify Acquiror of all relevant terms of any such inquiries or proposals received by the Company or any of its subsidiaries or by any such officer, director, employee, agent, investment banker, financial advisor, attorney, accountant or other representative relating to any of such matters and if such inquiry or proposal is in writing, the Company shall promptly deliver or cause to be delivered to Acquiror a copy of such inquiry or proposal; PROVIDED, HOWEVER, that nothing contained in this subsection (g) shall prohibit the Board of Directors of the Company from (i) furnishing information to, or entering into discussions or negotiations with, any persons or entity in connection with an unsolicited bona fide proposal in writing by such person or entity relating to a Competing Transaction if, and only to the extent that (A) such unsolicited bona fide proposal is a bona fide written proposal made by a third party relating to a Competing Transaction on terms that the Board of Directors of the Company determines it cannot then reject in favor of the Merger, based on applicable fiduciary duties and the advice of counsel and (except with respect to furnishing information) for which financing, to the extent required, is then committed, (B) the Board of Directors of the Company, after duly considering the written advice of outside legal counsel to the Company, determines in good faith that such action is required for the Board of Directors of the Company to comply with its fiduciary duties to stockholders imposed by Delaware Law and (C) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity the Company provides written notice to Acquiror to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person or entity; or (ii) complying with Rule 14e-2 promulgated under the Exchange Act with regard to a Competing Transaction. For purposes of this Agreement, "Competing Transaction" shall mean any merger, consolidation, share exchange, business combination or similar transaction involving the Company or any of its Significant Subsidiaries or the acquisition in any manner, directly or indirectly, of a material interest in any voting securities of, or a material equity interest in a substantial portion of the assets of, the Company or any of its Significant Subsidiaries, other than the transactions contemplated by this Agreement;

        (h) release any third party from its obligations under any existing standstill agreement or arrangement relating to a Competing Transaction or otherwise under any confidentiality or other similar agreement relating to information material to the Company or any of its subsidiaries;

        (i) propose to adopt any amendments to its Certificate of Incorporation or its Bylaws that would have an adverse effect on the consummation of the transactions contemplated by this Agreement;

         (j) (A) change any of its significant accounting policies or (B) make or rescind any express or deemed election relating to taxes, settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes (except where the amount of such settlements or controversies, individually or in the aggregate, does not exceed $5 million), or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns for the taxable year ending June 30, 1994, except, in the case of clause (A) or clause (B), as may be required by Law or generally accepted accounting principles;

        (k) incur any obligation for borrowed money or purchase money indebtedness, whether or not evidenced by a note, bond, debenture or similar instrument or under any financing lease, whether pursuant to a sale-and-leaseback transaction or otherwise, except in the ordinary course of business consistent with past practice, purchase money indebtedness incurred in connection with acquisitions permitted pursuant to Section 5.02(e) or pursuant to the terms in effect on the date of this Agreement of any revolving credit agreements disclosed on the Company Disclosure Schedule;

        (l) enter into any material arrangement, agreement or contract with any third party (other than customers in the ordinary course of business) that provides for an exclusive arrangement with that third party or is substantially more restrictive on the Company or substantially less advantageous to the Company than arrangements, agreements or contracts existing on the date hereof; or

       (m) agree in writing or otherwise to do any of the foregoing.

    SECTION 5.03. NEGATIVE COVENANTS OF ACQUIROR. Except as expressly contemplated by this Agreement or otherwise consented to in writing by the Company, from the date of this Agreement until the Effective Time, Acquiror will not do, and will not permit any of its subsidiaries to do, any of the following:

        (a) amend any of the material terms or provisions of the Acquiror Common Stock;

        (b) knowingly take any action that would result in a failure to maintain the trading of the Acquiror Common Stock on the NYSE (other than as a result of consummation of the transactions contemplated hereby);

        (c) (i) increase the compensation payable to or to become payable to any director or executive officer, other than in the ordinary course of business; (ii) grant any severance or termination pay (other than pursuant to the normal severance policy of Acquiror or its subsidiaries as in effect on the date of this Agreement) to, or enter into any employment or severance agreement with, any director, officer or employee; (iii) establish, adopt or enter into any employee benefit plan or arrangement or (iv) except as may be required by applicable law, amend, or take any other actions (including, without limitation, the acceleration of vesting, waiving of performance criteria or the adjustment of awards or any other actions permitted upon a "change in control" (as defined in the respective plans) of Acquiror or a filing under Section 13(d) or 14(d) of the Exchange Act with respect to Acquiror) with respect to any of the Benefit Plans or any of the plans, programs, agreements, policies or other arrangements described in Section 4.10(d) of this Agreement;

        (d) except with respect to the 6.5% convertible subordinated notes due June 2011 and the 8.75% convertible senior subordinated notes due 2015 assumed by Acquiror in connection with the merger of Greenery Rehabilitation Group, Inc.into Acquiror (collectively, the "Greenery Notes"), declare or pay any dividend on, or make any other distribution in respect of, outstanding shares of capital stock or other equity interests, except for
    (i) dividends by a wholly owned subsidiary of Acquiror to Acquiror or another wholly owned subsidiary of Acquiror, (ii) distributions by subsidiaries of Acquiror required by the terms of the Acquiror Constituent Documents and (iii) distributions by subsidiaries of Acquiror pursuant to the terms of the Acquiror Constituent Documents and in accordance with past practice.;

        (e) (i) except as described in Section 4.03(c) of the Acquiror Disclosure Schedule and with respect to the Greenery Notes, redeem, purchase or otherwise acquire any shares of its or any of its subsidiaries' capital stock or any securities or obligations convertible into or exchangeable for any shares of its or its subsidiaries' capital stock (other than any such acquisition directly from any wholly owned subsidiary of the Acquiror in exchange for capital contributions or loans to such subsidiary), or any options, warrants or conversion or other rights to acquire any shares of its or its subsidiaries' capital stock or any such securities or obligations (except as permitted pursuant to Section 6.09 of this Agreement or in connection with the exercise of outstanding Stock Options in accordance with their terms); (ii) effect any reorganization or recapitalization of the Acquiror or any of its Significant Subsidiaries, (iii) split, combine or reclassify any of its or its Significant Subsidiaries' capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its or its Significant Subsidiaries' capital stock or (iv) take any action described in clause (ii) or (iii) above with respect to any other subsidiary of the Acquiror other than actions that, individually or in the aggregate, could not reasonable be expected to (x) have a material adverse effect on the financial condition, results of operations, business or prospects affected subsidiary or subsidiaries, (y) a Acquiror Material Adverse Effect or (z) adversely affect in any material respect the Acquiror s ability to control any of its subsidiaries;

        (f) (i) except as set forth in Section 4.03(a) herein or as described in
    Section 4.03(c) of the Acquiror Disclosure Schedule, issue (whether upon original issue or out of treasury), sell, grant, award, deliver or limit the voting rights of, or agree or propose to do any of the foregoing, of any class of its or its subsidiaries' capital stock, any securities convertible into or exercisable or exchangeable for any such shares, or any rights, warrants or options to acquire, any such shares (except or for the issuance of shares upon the exercise of outstanding stock options in accordance with their terms); (ii) amend or otherwise modify the terms of any such rights, warrants or options the effect of which shall be to make such terms more favorable to the holders thereof; or (iii) take any action to accelerate the vesting of any of the stock options;

        (g) acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets of any other person (other than the purchase of assets from suppliers or vendors in the ordinary course of business and consistent with past practice) with an aggregate purchase price in excess of $25,000,000;

        (h) sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, or agree to sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, any of its material assets or any material assets of any of its subsidiaries, except for (i) dispositions of inventories and of assets in the ordinary course of business and consistent with past practice and (ii) dispositions of assets having an aggregate fair market value of less than $10 million;

        (i) propose to adopt any amendments to its Certificate of Incorporation or its Bylaws that would have an adverse effect on the consummation of the transactions contemplated by this Agreement;

         (j) (A) change any of its significant accounting policies or (B) make or rescind any express or deemed election relating to taxes, settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes (except where the amount of such settlements or controversies, individually or in the aggregate, does not exceed $5 million), or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns for the taxable year ending May 31, 1994, except, in the case of clause (A) or clause (B), as may be required by Law or generally accepted accounting principles;

        (k) incur any obligation for borrowed money or purchase money indebtedness, whether or not evidenced by a note, bond, debenture or similar instrument or under any financing lease, whether pursuant to a sale-and-leaseback transaction or otherwise, except in the ordinary course of business consistent with past practice, purchase money indebtedness incurred in connection with acquisitions permitted pursuant to Section 5.03(g) or pursuant to the terms in effect on the date of this Agreement of any revolving credit agreements.

        (l) enter into any material arrangement, agreement or contract with any third party (other than customers in the ordinary course of business) that provides for an exclusive arrangement with that third party or is substantially more restrictive on the Acquiror or substantially less advantageous to the Acquiror than arrangements, agreements or contracts existing on the date hereof; or

       (m) agree in writing or otherwise to do any of the foregoing.

    SECTION 5.04.  ACCESS AND INFORMATION.

        (a) The Company shall, and shall cause its subsidiaries to (i) afford to Acquiror and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives (collectively, the "Acquiror Representatives") reasonable access at reasonable times, upon reasonable prior notice, to the officers, employees, accountants, agents, properties, offices and other facilities of the Company and its subsidiaries and to the books and records thereof and (ii) furnish promptly to Acquiror and the Acquiror Representatives such information concerning the business, properties, contracts, records and personnel of the Company and its subsidiaries (including, without limitation, financial, operating and other data and information) as may be reasonably requested, from time to time, by Acquiror.

        (b) Acquiror shall, and shall cause its subsidiaries to, (i) afford to the Company and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives (collectively, the "Company Representatives") reasonable access at reasonable times, upon reasonable prior notice, to the officers, employees, accountants, agents, properties, offices and other facilities of Acquiror and its subsidiaries and to the books and records thereof and (ii) furnish promptly to the Company and the Company Representatives such information concerning the business, properties, contracts, records and personnel of Acquiror and its subsidiaries (including, without limitation, financial, operating and other data and information) as may be reasonably requested, from time to time, by the Company.

        (c) Notwithstanding the foregoing provisions of this Section 5.04, neither party shall be required to grant access or furnish information to the other party to the extent that such access or the furnishing of such information is prohibited by law. No investigation by the parties hereto made heretofore or hereafter shall affect the representations and warranties of the parties that are contained herein and each such representation and warranty shall survive such investigation.

    SECTION 5.05. AFFIRMATIVE COVENANTS OF ACQUIROR. Acquiror hereby covenants and agrees that, prior to the Effective Time, unless otherwise expressly contemplated by this Agreement or consented to in writing by the Company, Acquiror will and will cause its subsidiaries to:

        (a) operate its business in the usual and ordinary course consistent with past practices;

        (b) use all reasonable efforts to preserve substantially intact its business organization, maintain its rights and franchises, retain the services of its respective officers and key employees and maintain its relationships with its respective customers and suppliers;

        (c) maintain and keep its properties and assets in as good repair and condition as at present, ordinary wear and tear excepted, and maintain supplies and inventories in quantities consistent with its customary business practice; and

        (d) use all reasonable efforts to keep in full force and effect insurance and bonds comparable in amount and scope of coverage to that currently maintained.

                                   ARTICLE VI
                             ADDITIONAL AGREEMENTS

    SECTION 6.01.  MEETINGS OF STOCKHOLDERS.

        (a) The Company shall, promptly after the date of this Agreement, take all actions necessary in accordance with Delaware Law and its Certificate of Incorporation and Bylaws to convene a special meeting of the Company's stockholders to act on this Agreement (the "Company Stockholders Meeting"), and the Company shall consult with Acquiror in connection therewith. Unless its Board of Directors in the good faith exercise of its fiduciary duties, after consultation with legal counsel and its financial advisors, determines not to recommend, or to withdraw its recommendation, that such matters be approved by the Company's stockholders, the Company shall use all reasonable efforts to solicit from stockholders of the Company proxies in favor of the approval and adoption of this Agreement and to secure the vote or consent of stockholders required by Delaware Law and its Certificate of Incorporation and Bylaws to approve and adopt this Agreement.

        (b) Acquiror shall, promptly after the date of this Agreement, take all actions necessary in accordance with Delaware Law and its Certificate of Incorporation and Bylaws to convene a special meeting of Acquiror's stockholders to act on this Agreement (the "Acquiror Stockholders Meeting"), and Acquiror shall consult with the Company in connection therewith. Acquiror shall use all reasonable efforts to solicit from stockholders of Acquiror proxies in favor of the approval and adoption of this Agreement and to secure the vote or consent of stockholders required by Delaware Law and its Certificate of Incorporation and Bylaws to approve and adopt this Agreement.

    SECTION 6.02.  REGISTRATION STATEMENT; PROXY STATEMENTS.

        (a) As promptly as practicable after the execution of this Agreement, the Acquiror Companies shall prepare and file with the SEC a registration statement on Form S-4 (such registration statement, together with any amendments thereof or supplements thereto, being the "Registration Statement"), containing a proxy statement/prospectus for stockholders of the Company (the "Company Proxy Statement/Prospectus") and a proxy statement/prospectus for stockholders of Acquiror (the "Acquiror Proxy Statement/Prospectus"), in connection with the registration under the Securities Act of the offer, sale and delivery of Acquiror Common Stock to be issued in the Merger and the other transactions contemplated by this Agreement. As promptly as practicable after the execution of this Agreement, the Company shall prepare and file with the SEC a proxy statement that will be the same as the Company Proxy Statement/Prospectus, and a form of proxy, in connection with the vote of the Company's stockholders with respect to this Agreement (such Company Proxy Statement/Prospectus, together with any amendments thereof or supplements thereto, in each case in the form or forms mailed to the Company's stockholders, being the "Company Proxy Statement"). As promptly as practicable after the execution of this Agreement, the Acquiror shall prepare and file with the SEC a proxy statement that will be the same as the Acquiror Proxy Statement/Prospectus, and a form of proxy, in connection with the vote of the Acquiror's stockholders with respect to this Agreement (such Acquiror Proxy Statement/Prospectus, together with any amendments thereof or supplements thereto, in each case in the form or forms mailed to the Acquiror's stockholders, being the "Acquiror Proxy Statement"). Each of the Acquiror Companies and the Company will use all reasonable efforts to have or cause the Registration Statement to become effective as promptly as practicable, and shall take any action required to be taken under any applicable federal or state securities laws in connection with the issuance of shares of Acquiror Common Stock in the Merger. Each of the Acquiror Companies and the Company shall furnish all information concerning it and the holders of its capital stock as the other may reasonably request in connection with such actions. As promptly as practicable after the Registration Statement shall have become effective, the Company shall mail the Company Proxy Statement to its stockholders entitled to notice of and to vote at the Company Stockholder Meeting and Acquiror shall mail the Acquiror Proxy Statement to its stockholders entitled to notice of and to vote at the Acquiror Stockholder Meeting. The Company Proxy Statement shall, to the extent consistent with their fiduciary duties, include the recommendation of the Company's Board of Directors in favor of the Merger. The Acquiror Proxy Statement shall include the recommendation of the Acquiror's Board of Directors in favor of the Merger.

        (b) The information supplied by the Company for inclusion in the Registration Statement shall not, at the time the Registration Statement is declared effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information supplied by the Company for inclusion in (i) the Company Proxy Statement to be sent to the stockholders of the Company in connection with the Company Stockholders Meeting shall not, at the date the Company Proxy Statement (or any supplement thereto) is first mailed to stockholders, at the time of the Company Stockholders Meeting or at the Effective Time and (ii) the Acquiror Proxy Statement to be sent to the stockholders of Acquiror in connection with the Acquiror Stockholders Meeting shall not, at the date the Acquiror Proxy Statement (or any supplement thereto) is first mailed to stockholders, at the time of the Acquiror Stockholders Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. If at any time prior to the Company Stockholders Meeting any event or circumstance relating to the Company or any of its affiliates, or its or their respective officers or directors, should be discovered by the Company that should be set forth in an amendment to the Registration Statement or a supplement to the Company Proxy Statement or Acquiror Proxy Statement, the Company shall promptly inform Acquiror. All documents that the Company is responsible for filing with the SEC in connection with the transactions contemplated herein shall comply as to form in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

        (c) The information supplied by the Acquiror Companies for inclusion in the Registration Statement shall not, at the time the Registration Statement is declared effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information supplied by the Acquiror Companies for inclusion in (i) the Company Proxy Statement to be sent to the stockholders of the Company in connection with the Company Stockholders Meeting shall not, at the date the Company Proxy Statement (or any supplement thereto) is first mailed to stockholders, at the time of the Company Stockholders Meeting or at the Effective Time and
    (ii) the Acquiror Proxy Statement to be sent to the stockholders of Acquiror in connection with the Acquiror Stockholders Meeting shall not, at the date the Acquiror Proxy Statement (or any supplement thereto) is first mailed to stockholders, at the time of the Acquiror Stockholders Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. If at any time prior to the Acquiror Stockholders Meeting any event or circumstance relating to Acquiror or any of its respective affiliates, or to their respective officers or directors, should be discovered by Acquiror that should be set forth in an amendment to the Registration Statement or a supplement to the Company Proxy Statement or Acquiror Proxy Statement, Acquiror shall promptly inform the Company. All documents that the Acquiror Companies are responsible for filing with the SEC in connection with the transactions contemplated hereby shall comply as to form in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

    SECTION 6.03.  APPROPRIATE ACTION; CONSENTS; FILINGS.

        (a) The Company and Acquiror shall each use, and shall cause each of their respective subsidiaries to use, all reasonable efforts promptly to
    (i)take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the transactions contemplated by the Transaction Documents, (ii) obtain from any Governmental Entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained by Acquiror or the Company or any of their subsidiaries in connection with the authorization, execution and delivery of the Transaction Documents and the consummation of the transactions contemplated hereby, including, without limitation, the Merger, (iii) make all necessary filings, and thereafter make any other required submissions, with respect to the Transaction Documents and the Merger required under (A) the Securities Act (in the case of Acquiror) and the Exchange Act and the rules and regulations thereunder, and any other applicable federal or state securities laws, (B) the HSR Act and (C) any other applicable Law; provided that Acquiror and the Company shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the nonfiling party and its advisors prior to filing and, if requested, shall accept all reasonable additions, deletions or changes suggested in connection therewith. The Company and Acquiror shall furnish all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable Law (including all information required to be included in the Company Proxy Statement, the Acquiror Proxy Statement or the Registration Statement) in connection with the transactions contemplated by the Transaction Documents.

        (b) The Acquiror Companies and the Company agree to, and shall cause each of their respective subsidiaries to, cooperate and use all reasonable efforts vigorously to contest and resist any action, including legislative, administrative or judicial action, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) (an "Order") that is in effect and that restricts, prevents or prohibits the consummation of the Merger or any other transactions contemplated by the Transaction Documents, including, without limitation, by vigorously pursuing all available avenues of administrative and judicial appeal and all available legislative action. Each of the Acquiror Companies and the Company also agree to take any and all actions, including, without limitation, the disposition of assets or the withdrawal from doing business in particular jurisdictions, required by regulatory authorities as a condition to the granting of any approvals required in order to permit the consummation of the Merger or as may be required to avoid, lift, vacate or reverse any legislative or judicial action that would otherwise cause any condition to Closing not to be satisfied; PROVIDED, HOWEVER, that in no event shall either party take, or be required to take, any action that could reasonably be expected to have a Company Material Adverse Effect or an Acquiror Material Adverse Effect.

        (c) (i) Each of the Company and Acquiror shall promptly give (or shall cause their respective subsidiaries to give) any notices to third parties, and use, and cause their respective subsidiaries to use, all reasonable efforts to obtain any third party consents (A) necessary, proper or advisable to consummate the transactions contemplated by this Agreement, (B) otherwise required under any contracts, licenses, leases or other agreements in connection with the consummation of the transactions contemplated by the Transaction Documents or (C) required to prevent a Company Material Adverse Effect from occurring prior to or after the Effective Time or an Acquiror Material Adverse Effect from occurring after the Effective Time.

        (ii) If any party shall fail to obtain any third party consent described in subsection (c)(i) above, such party shall use all reasonable efforts, and shall take any such actions reasonably requested by the other parties, to limit the adverse effect upon the Company and Acquiror, their respective subsidiaries, and their respective businesses resulting, or which could reasonably be expected to result after the Effective Time, from the failure to obtain such consent.

    SECTION 6.04.  AFFILIATES; POOLING; TAX TREATMENT.

        (a) The Company shall use all reasonable efforts to obtain and deliver to Acquiror an executed letter agreement, substantially in the form of EXHIBIT A hereto, from (i) each person identified as an affiliate of the Company in Section 3.13 of the Company Disclosure Schedule by April 14, 1995, (ii) any person who may be deemed to have become an affiliate of the Company after the date of this Agreement and on or prior to the Effective Time as soon as practicable after such person attains such status and (iii) any person whose agreement thereto may be deemed reasonably necessary by Acquiror to sustain the Merger's status as a Pooling Transaction on or prior to the Effective Time.

        (b) Acquiror shall use all reasonable efforts to obtain an executed letter agreement, substantially in the form of EXHIBIT B hereto, from (i) each person identified as an affiliate of Acquiror in Section 4.13 of Acquiror Disclosure Schedule by April 14, 1995, (ii) any person who may be deemed to have become an affiliate of Acquiror after the date of this Agreement and on or prior to the Effective Time as soon as practicable after such person attains such status and (iii) any person whose agreement thereto may be deemed reasonably necessary by Acquiror to sustain the Merger's status as a Pooling Transaction on or prior to the Effective Time.

        (c) The Acquiror Companies shall not be required to maintain the effectiveness of the Registration Statement for the purpose of resale by stockholders of Acquiror who may be affiliates of the Company or Acquiror pursuant to Rule 145 under the Securities Act.

        (d) Each party hereto shall use all reasonable efforts to cause the Merger to qualify, and shall not take, and shall use all reasonable efforts to prevent any affiliate of such party from taking, any actions which could prevent the Merger from qualifying, as a reorganization under the provisions of Section 368(a) of the Code.

    SECTION 6.05. PUBLIC ANNOUNCEMENTS. The initial press release relating to this Agreement shall be a joint press release and thereafter, to the extent practicable, Acquiror and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to the Transaction Documents or the Merger and shall not issue any such press release or make any such public statement prior to such consultation.

    SECTION 6.06. NYSE LISTING. Acquiror shall use all reasonable efforts to cause the shares of Acquiror Common Stock to be issued in the Merger to be approved for listing (subject to official notice of issuance) on the NYSE prior to the Effective Time.

    SECTION 6.07. RIGHTS AGREEMENT; STATE TAKEOVER STATUTES. The Company shall take all action (including, if necessary, redeeming all of the outstanding rights issued pursuant to the Company Rights Agreement or amending or terminating the Company Rights Agreement) so that the execution of the Transaction Documents and the consummation of the Merger and the other transactions contemplated by the Transaction Documents and do not and will not result in the grant of any rights to any person under the Company Rights
Agreement or enable or require any outstanding rights to be exercised, distributed or triggered. The Company will take all steps necessary to exempt the transactions contemplated by the Transaction Documents and the Voting Agreement from, and if necessary challenge the validity of, any applicable state takeover law, including, without limitation, Section 203 of Delaware Law. The Company shall take all actions necessary under Delaware Law, including approving the transactions contemplated by the Transaction Documents and the Voting Agreement, to ensure that the prohibitions on business combinations set forth in
Section 203 of Delaware Law do not, or will not, apply to the transactions contemplated by the Transaction Documents and the Voting Agreement.

    SECTION 6.08.  COMFORT LETTERS.

        (a) The Company shall use all reasonable efforts to cause Ernst & Young to deliver a letter dated as of the date of the Company Proxy Statement/Prospectus, and addressed to the Company and its Board of Directors and Acquiror and its Board of Directors, in form and substance reasonably satisfactory to Acquiror and customary in scope and substance for agreed upon procedures letters delivered by independent public accountants in connection with registration statements and proxy statements similar to the Registration Statement and the Company Proxy Statement.

        (b) Acquiror shall use all reasonable efforts to cause Arthur Andersen LLP to deliver a letter dated as of the date of the Acquiror Proxy Statement, and addressed to Acquiror and its Board of Directors and the Company and its Board of Directors, in form and substance reasonably satisfactory to the Company and customary in scope and substance for agreed upon procedures letters delivered by independent public accountants in connection with registration statements and proxy statements similar to the Registration Statement and the Acquiror Proxy Statement.

    SECTION 6.09.  ASSUMPTION OF OBLIGATIONS TO ISSUE STOCK.

        (a) At the Effective Time, automatically and without any action on the part of the holder thereof, each outstanding Company Stock Option shall be assumed by Acquiror and become an option to purchase that number of shares of Acquiror Common Stock obtained by multiplying the number of shares of Company Common Stock issuable upon the exercise of such option by the Common Stock Exchange Ratio at an exercise price per share equal to the per share exercise price of such option divided by the Common Stock Exchange Ratio and otherwise upon the same terms and conditions as such outstanding options to purchase Company Common Stock; provided, however, that in the case of any option to which Section 421of the Internal Revenue Code applies by reason of the qualifications under Section 422 or 423 of such Code, the exercise price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in order to comply with Section 424(a) of the Code.

        (b) At the Effective Time, subject to the any requirements or restrictions necessary in order for the Merger to constitute a Pooling Transaction, automatically and without any action by any person, each outstanding Company Stock Option then held by an employee of the Company or any of its subsidiaries and granted prior to January 1, 1995 shall become immediately exercisable.

        (c) The Acquiror shall take all corporate actions necessary to reserve for issuance a sufficient number of shares of Acquiror Common Stock for delivery upon exercise of the Company Stock Options assumed by Acquiror pursuant to Section 6.09(a) above.

        (d) As promptly as practicable after the Effective Time, Acquiror shall file a Registration Statement on Form S-8, as the case may be (or any successor or other appropriate forms) with respect to the shares of Acquiror Common Stock subject to the Company Stock Options and shall use its best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding.

        (e) Except as provided herein or as otherwise agreed to by the parties, each of the Company Stock Option Plans providing for the issuance or grant of options in respect to the stock of Company shall be assumed as of the Effective Time by the Acquiror with such amendments thereto as may be required to reflect the Merger.

        (f) In connection with the submission of the Acquiror Proxy Statement to its stockholders, the Acquiror shall seek such stockholder approval as may be necessary so that grants of options and issuances of securities pursuant to the exercise of such options under the Company Stock Option Plans assumed by it hereunder, as amended, and all other Company Stock Option Plans as in effect on the date hereof shall qualify for the exemption for such issuances provided by Rule 16b-3 under the Exchange Act.

        (g) At or prior the Effective Time the Acquiror shall (i) assume and agree to perform the Company s obligations under its existing change-in-control agreements identified on the Company Disclosure Schedule and (ii) shall agree the to issue shares of Acquiror Common Stock pursuant to the Company Acquisition Agreements described in Section 3.03(a) of the Company Disclosure Schedule, upon exercise of the Warrant and upon conversion of the Company Debenture, in each case in lieu of shares of Company Common Stock, the number of shares to be so issued to be obtained by multiplying the number of shares of Company Common Stock otherwise issuable thereunder by the Common Stock Exchange Ratio and the purchase of such shares of Acquiror Common Stock, if applicable, to be obtained by dividing the per share purchase price of a share of Acquiror Common Stock thereunder by the Common Stock Exchange Ratio.

    SECTION 6.10. MERGER SUB. Prior to the Effective Time, Merger Sub shall not conduct any business or make any investments other than as specifically contemplated by this Agreement and will not have any assets (other than a DE MINIMIS amount of cash paid to Merger Sub for the issuance of their stock to Acquiror) or liabilities.

    SECTION 6.11. BOARD OF DIRECTORS. Acquiror shall take action to cause the number of directors on the Acquiror Board at the Effective Time to be thirteen and to ensure that five of such directorships be filled with individuals designated by the Company prior to the Effective Time (the "Company Designees"). The Company shall designate (i) one Company Designee who, immediately after being elected to the Acquiror Board, shall be elected to the Audit Committee thereof, (ii) a second Company Designee who, immediately after being elected to the Acquiror Board, shall be elected to the Compensation Committee thereof (provided that such designee shall not be an employee of Acquiror or any subsidiary following the Effective Time), and (iii) a third Company Designee who, immediately after being elected to the Acquiror Board, shall be elected to the Executive Committee thereof. The Company Designees shall be nominated for election as directors of Acquiror at the first annual meeting of stockholders of the Acquiror subsequent to the Effective Time and shall be nominated for election in the class of directors whose term expires at the 1996 annual meeting of stockholders. Acquiror shall make any amendments to its Certificate of Incorporation or by-laws necessary to effect the foregoing.

    SECTION 6.12.  INDEMNIFICATION AND INSURANCE.

        (a) The Company hereby indemnifies and holds harmless Acquiror and its directors and officers who sign the Registration Statement, from and against any loss, claim, damage, cost, liability, obligation or expense (including reasonable attorney's fees and costs of investigation) to which any indemnified party may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such loss, claim, damage, cost, liability, obligation or expense or actions in respect thereof arises out or is based upon any untrue statement or alleged untrue statement of a material fact relating to such indemnifying party and contained in the Registration Statement or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein with respect to such indemnifying party not misleading.

           (b) (i) The Company and Acquiror agree that, until six years from the Effective Time, the Certificates of Incorporation and Bylaws of the Company and Acquiror as in effect immediately after the amendments to the Certificate of Incorporation of the Company contemplated by Section 1.04 have become effective shall not be amended to reduce or limit the rights of indemnity afforded to the present and former directors and officers of the Company and Acquiror thereunder or as to the ability of Acquiror and the Company to indemnify such persons, or to hinder, delay or make more difficult the exercise of such rights of indemnity or the ability to indemnify. The Company and Acquiror agree that the Company, as the surviving corporation of the Merger will at all times exercise the powers granted to it by its Certificate of Incorporation, its Bylaws and by applicable law to indemnify to the fullest extent possible present or former directors, officers, employees and agents of the Company against claims made against them arising from their service in such capacities.

           (ii) Should any claim or claims be made against any present or former director, officer, employee or agent of the Company or Acquiror, arising from his services as such, within six years of the Effective Time, the provisions of this Section 6.12(b) respecting the Certificates of Incorporation and Bylaws of Acquiror and the Company shall continue in effect until the final disposition of all such claims. Notwithstanding anything to the contrary in this Section 6.12, neither Acquiror nor the Company shall be liable for any settlement effected without its written consent, which shall not be unreasonably withheld.

          (iii) The provisions of this Section 6.12(b) are intended to be for the benefit of, and shall be enforceable by, each party entitled to indemnification hereunder, his heirs and his representatives.

        (c) Acquiror shall cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by the Company (or substitute policies providing at least the same coverage and limits and containing terms and conditions that are not materially less advantageous) with respect to claims arising from facts or events which occurred before the Effective Time; provided, however that in no event shall Acquiror or the Company be required to expend more than 200% of the current annual premiums paid by the Company for such insurance.

                                  ARTICLE VII
                               CLOSING CONDITIONS

    SECTION 7.01. CONDITIONS TO OBLIGATIONS OF EACH PARTY UNDER THIS AGREEMENT. The respective obligations of each party to effect the Merger and the other transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of the following conditions (any or all of which may be waived by the parties hereto in writing, in whole or in part, to the extent permitted by applicable Law):

        (a) EFFECTIVENESS OF THE REGISTRATION STATEMENT. The Registration Statement shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Registration
    Statement shall have been issued by the SEC and no proceedings for that purpose shall have been initiated by the SEC.

        (b) STOCKHOLDER APPROVAL. This Agreement shall have been approved and adopted by the requisite vote of the stockholders of the Company. This Agreement shall have been approved and adopted by the requisite vote of the stockholders of Acquiror.

        (c) NO ORDER. No Governmental Entity or federal or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, judgment, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

        (d) HSR ACT. The applicable waiting period under the HSR Act with respect to the transactions contemplated by this Agreement shall have expired or been terminated.

        (e) ACQUIROR TAX OPINION. Acquiror shall have received from Vinson & Elkins L.L.P. a written opinion dated as of the date (the "Mailing Date") the Company Proxy Statement or the Acquiror Proxy Statement is mailed, whichever is first mailed, to the stockholders of the Company or Acquiror to the effect that the Merger, when effected in accordance with this Agreement, will qualify as a reorganization under Section 368(a) of the Code and Acquiror, Merger Sub and the Company will constitute parties to such reorganization, and a copy of such opinion shall have been delivered to the Company.

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
        (f) COMPANY TAX OPINION. The Company shall have received from Drinker Biddle & Reath a written opinion dated as of the Mailing Date to the effect that the receipt of the Merger Consideration by the stockholders of the Company will be nontaxable to such stockholders, and a copy of such opinion shall have been delivered to Acquiror.

        (g) POOLING OPINION. Acquiror shall have received from Arthur Andersen LLP a written opinion dated the Effective Date to the effect that the transactions contemplated by this Agreement, including the Merger, when effected in accordance with the terms thereof, shall be accounted for in the consolidated financial statements of Acquiror and its subsidiaries as a Pooling Transaction, and a copy of such opinion shall have been delivered to the Company.

        (h) ABSENCE OF REGULATORY CONDITIONS. There shall not be any action taken, or any Law enacted, entered, enforced or deemed applicable to the Merger by any Governmental Entity that, in connection with the grant of a regulatory approval necessary to the continuing operation of the business or future prospects of the Company, which action, statute, rule, regulation or order imposes any condition or restriction upon the Acquiror Companies or the business or operations of the Company that would constitute a Company Material Adverse Effect or an Acquiror Material Adverse Effect.

    SECTION 7.02. ADDITIONAL CONDITIONS TO OBLIGATIONS OF THE ACQUIROR COMPANIES. The obligations of the Acquiror Companies to effect the Merger and the other transactions contemplated by the Transaction Documents are also subject to the following conditions (any or all of which may be waived by Acquiror in writing, in whole or in part):

        (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of the Company contained in the Transaction Documents shall be true and correct in all material respects as of the Effective Time as though made on and as of the Effective Time. The Acquiror Companies shall have received a certificate of the President and the Chief Financial Officer of the Company, dated the date of the Effective Time, to such effect.

        (b) AGREEMENTS AND COVENANTS. The Company shall have performed or complied in all material respects with all agreements and covenants required by the Transaction Documents to be performed or complied with by it on or prior to the Effective Time. The Acquiror Companies shall have received a certificate of the President and the Chief Financial Officer of the Company, dated the date of the Effective Time, to that effect.

        (c) BLUE SKY. The Acquiror Companies shall have received all "blue sky" permits and other authorizations necessary to consummate the transactions contemplated by the Transaction Documents.

        (d) RIGHTS AGREEMENT. None of the events described in sections 11(a)(ii) or 13 of the Company Rights Agreement shall have occurred, and the rights thereunder shall not have become nonredeemable and such rights shall not become exercisable for capital stock of Acquiror upon consummation of the Merger.

        (e) FAIRNESS OPINION. Acquiror shall have received from Salomon Brothers Inc written confirmation dated the Mailing Date of its opinion rendered pursuant to Section 4.15 herein.

    SECTION 7.03. ADDITIONAL CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligations of the Company to effect the Merger and the other transactions contemplated hereby are also subject to the following conditions (any or all of which may be waived by the Company in writing, in whole or in part):

        (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of the Acquiror Companies contained in the Transaction Documents shall be true and correct in all material respects as of the Effective Time as though made on and as of the Effective Time. The Company shall have received a certificate of the President and the Chief Financial Officer of each of the Acquiror Companies, dated the date of the Effective Time, to such effect.

        (b) AGREEMENTS AND COVENANTS. The Acquiror Companies shall have performed or complied in all material respects with all agreements and covenants required by the Transaction Documents to be performed or complied with by them on or prior to the Effective Time. The Company shall have received a certificate of the President and the Chief Financial Officer of each of the Acquiror Companies, dated the date of the Effective Time, to that effect.

        (c) FAIRNESS OPINION. The Company shall have received from Merrill Lynch & Co. written confirmation dated the Mailing Date of its opinion rendered pursuant to Section 3.15 hereof.

                                  ARTICLE VIII
                       TERMINATION, AMENDMENT AND WAIVER

    SECTION 8.01.  TERMINATION.   This Agreement may  be terminated at any  time
prior to the Effective Time, whether before or after approval of this Agreement and the Merger by the stockholders of the Company:

        (a) by mutual consent of Acquiror and the Company;

        (b) by Acquiror, upon a breach of any material representation, warranty, covenant or agreement on the part of the Company set forth in the Transaction Documents, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Section 7.02(a) or Section 7.02(b) of this Agreement would not be satisfied (a "Terminating Company Breach"); PROVIDED THAT, if such Terminating Company Breach is curable by the Company through the exercise of reasonable efforts and for so long as the Company continues to exercise such reasonable efforts (or, if shorter, for 30 days), Acquiror may not terminate this Agreement under this Section 8.01(b);

        (c) by the Company, upon breach of any material representation, warranty, covenant or agreement on the part of the Acquiror Companies set forth in the Transaction Documents, or if any representation or warranty of the Acquiror Companies shall have become untrue, in either case such that the conditions set forth in Section 7.03(a) or Section 7.03(b) of this Agreement would not be satisfied (a "Terminating Acquiror Breach"); PROVIDED THAT, if such Terminating Acquiror Breach is curable by the Acquiror Companies through the exercise of their reasonable efforts and for so long as the Acquiror Companies continue to exercise such reasonable efforts (or, if shorter, for 30 days), the Company may not terminate this Agreement under this Section 8.01(c);

        (d) by either Acquiror or the Company, if there shall be any Order which is final and nonappealable preventing the consummation of the Merger, except if the party seeking to terminate this Agreement has not complied with its obligations under Section 6.03(b) of this Agreement;

        (e) by either Acquiror or the Company, if the Merger shall not have been consummated before December 31, 1995; PROVIDED, HOWEVER, that this Agreement may be extended by written notice of either Acquiror or the Company to a date not later than March 31, 1996, if the Merger shall not have been consummated as a result of the Company or the Acquiror Companies having failed by December 31, 1995 to receive all required regulatory approvals or consents with respect to the Merger or as a result of the entering of an Order;

        (f) by either Acquiror or the Company, if this Agreement shall fail to receive the requisite vote for approval and adoption by the stockholders of the Company at the Company Stockholders Meeting;

        (g) by either Acquiror or the Company, if this Agreement shall fail to receive the requisite vote for approval and adoption by the stockholders of Acquiror at the Acquiror Stockholders Meeting;

        (h) by Acquiror, if (i) the Board of Directors of the Company withdraws, modifies or changes its recommendation of this Agreement or the Merger in a manner adverse to the Acquiror Companies or shall have resolved to do any of the foregoing or the Board of Directors of the Company shall have recommended to the stockholders of the Company any Competing Transaction or resolved to do so; (ii) a tender offer or exchange offer for outstanding shares of capital stock of the Company then representing 20% or more of the combined power to vote generally for the election of directors is commenced, and the Board of Directors of the Company does not recommend that stockholders not tender their shares into such tender or exchange offer or;
    (iii) any person shall have acquired beneficial ownership or the right to acquire beneficial ownership of, or any "group" (as such term is defined under Section 13(d) of the Exchange Act and the rules and regulations promulgated hereunder), shall have been formed which beneficially owns, or has the right to acquire beneficial ownership of, outstanding shares of capital stock of the Company then representing 20% or more of the combined power to vote generally for the election of directors;

        (i) by the Company or the Acquiror, if the Company accepts a Superior Proposal and makes payment as required pursuant to Section 8.05(c)(i) of this Agreement and of the Expenses for which the Company is responsible under Section 8.05(a) of this Agreement. For purposes of this Agreement, "Superior Proposal" means a bona fide written proposal made by a third party relating to a Competing Transaction on terms that the Board of Directors of the Company determines it cannot reject in favor of the Merger, based on applicable fiduciary duties and the advice of counsel and for which financing, to the extent required, is then committed; or

         (j) by the Company, if (i) a tender offer or exchange offer for outstanding shares of capital stock of Acquiror then representing 20% or more of the combined power to vote generally for the election of directors is commenced, and the Board of Directors of Acquiror does not recommend that stockholders not tender their shares into such tender or exchange offer or
    (ii) any person shall have acquired beneficial ownership or the right to acquire beneficial ownership of, or any group (as such term is defined under Section 13(d) of the Exchange Act and the rules and regulations promulgated hereunder), shall have been formed which beneficially owns, or has the right to acquire beneficial ownership of, outstanding shares of capital stock of Acquiror then representing 20% or more of the combined power to vote generally for the election of directors.

    The  right of any party hereto to  terminate this Agreement pursuant to this
Section 8.01 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any person controlling any such party or any of their respective officers, directors, employees, accountants, consultants, legal counsel, agents or other representatives whether prior to or after the execution of this Agreement.

    SECTION 8.02.  EFFECT OF TERMINATION.  Except as provided in Section 8.05 or
Section 9.01 of this Agreement, in the event of the termination of this Agreement pursuant to Section 8.01, this Agreement shall forthwith become void, there shall be no liability on the part of the Acquiror Companies or the Company or any of their respective officers or directors to the other and all rights and obligations of any party hereto shall cease, except that nothing herein shall relieve any party from its obligations with respect to any breach of this Agreement.

    SECTION 8.03. AMENDMENT. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; PROVIDED, HOWEVER, that, after approval of the Merger by the stockholders of the Company, no amendment may be made that would reduce the amount or change the type of consideration into which each share of Company Common Stock shall be converted pursuant to this Agreement upon consummation of the Merger. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

    SECTION 8.04. WAIVER. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto and (c) waive compliance by the other party with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby. For purposes of this
Section 8.04, the Acquiror Companies as a group shall be deemed to be one party.

    SECTION 8.05.  FEES, EXPENSES AND OTHER PAYMENTS.

        (a) Except as provided in Sections 8.05(c) and 8.05(d) of this Agreement, all Expenses (as defined in paragraph (b) of this Section 8.05) incurred by the parties hereto shall be borne solely and entirely by the party which has incurred such Expenses; PROVIDED, HOWEVER, that the allocable share of the Acquiror Companies as a group and the Company for all Expenses related to printing, filing and mailing the Registration Statement, the Company Proxy Statement and the Acquiror Proxy Statement and all SEC and other regulatory filing fees incurred in connection with the Registration Statement, the Company Proxy Statement and the Acquiror Proxy Statement shall be one-half each; AND PROVIDED FURTHER that Acquiror may, at its option, pay any Expenses of the Company.

        (b) "Expenses" as used in this Agreement shall include all reasonable out-of-pocket expenses (including, without limitation, all reasonable fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing, filing and mailing of the Registration Statement, the Company Proxy Statement and the Acquiror Proxy Statement, the solicitation of stockholder approvals and all other matters related to the consummation of the transactions contemplated hereby.

        (c) The Company agrees that, if (i) this Agreement is terminated pursuant to Section 8.01(f) and, prior to the Company Stockholders Meeting, the Company shall have furnished information to, or entered into discussions or negotiations with, any person or entity with respect to a Competing Transaction involving the Company or any of its subsidiaries and the Board of Directors of the Company shall not have reaffirmed its recommendation to the stockholders of the Company with respect to the transactions contemplated by this Agreement by the time of the Company Stockholders Meeting; (ii) Acquiror terminates this Agreement pursuant to Section 8.01(h); (iii) (A) the Company or the Acquiror terminates this Agreement pursuant to Section 8.01(i) or (iv) the Company or Acquiror terminates this Agreement pursuant to Section 8.01(b) or 8.01(e) at a time that a Terminating Company Breach exists (except solely for purposes of this paragraph (c) a breach of a representation shall not be deemed to be a Terminating Company Breach if the representation was true and correct as of the date hereof), and (B) within nine months after such termination (1) a Competing Transaction is consummated or (2) any person shall have acquired beneficial ownership or the right to acquire beneficial ownership of, or any "group" (as such term is defined under Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder), shall have been formed which beneficially owns, or has the right to acquire beneficial ownership of, outstanding shares of capital stock of the Company then representing 20% or more of the combined power to vote generally for the election of directors, then in any such case the Company shall pay to Acquiror the Termination Fee (as defined below), plus the Expenses of the Acquiror Companies up to $5 million. The Termination Fee shall be equal to $20 million, less the aggregate amount of any cash payments to Acquiror in excess of $10 million pursuant to Section 7(a) of the Stock Option Agreement.

        (d) Acquiror agrees that, if (i) the Company terminates this Agreement pursuant to Section 8.01(j) or (ii)(A) the Company or Acquiror terminates this Agreement pursuant to Section 8.01(c) or 8.01(e) at a time that a Terminating Acquiror Breach exists (except solely for purposes of this paragraph (d) a breach of a representation shall not be deemed to be a Terminating Acquiror Breach if the representation was true and correct as of the date hereof), and (B) within nine months after such termination (1) an Acquiror Competing Transaction is consummated or

    (2) any person shall have acquired beneficial ownership or the right to acquire beneficial ownership of, or any "group" (as such term is defined under Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder), shall have been formed which beneficially owns, or has the right to acquire beneficial ownership of, outstanding shares of capital stock of Acquiror then representing 20% or more of the combined power to vote generally for the election of directors, then Acquiror shall pay to the Company $10 million. For purposes of this Agreement, "Acquiror Competing Transaction" shall mean any merger, consolidation, share exchange, business combination or similar transaction involving Acquiror or any of its Significant Subsidiaries or the acquisition in any manner, directly or indirectly, of a material interest in any voting securities of, or a material equity interest in a substantial portion of the assets of, Acquiror or any of its Significant Subsidiaries.

                                   ARTICLE IX
                               GENERAL PROVISIONS

    SECTION  9.01.      EFFECTIVENESS   OF   REPRESENTATIONS,   WARRANTIES   AND
AGREEMENTS.

        (a) Except as set forth in Section 9.01(b) of this Agreement, the representations, warranties, covenants and agreements of each party hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, any person controlling any such party or any of their officers, directors, representatives or agents whether prior to or after the execution of this Agreement.

        (b) The representations, warranties, covenants and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Article VIII, except that the agreements set forth in Articles I and II and Sections 6.07, 6.09, 6.11 and 6.12 shall survive the Effective Time and those set forth in Sections 5.04(c), 8.02,
    8.05 and Article IX hereof shall survive termination.

    SECTION 9.02. NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given upon receipt, if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses ( or at such other address for a party as shall be specified by like changes of address) or sent by electronic transmission to the telecopier number specified below:

        (a)  If to any of the Acquiror Companies, to:
           Horizon Healthcare Corporation
           6001 Indian School Road, N.E., Suite 530
           Albuquerque, N.M. 87110
           Attention: Chairman of the Board
           Telecopier No.: (505) 881-5097
with a copy to:
    Vinson & Elkins L.L.P.
           2300 First City Tower
           1001 Fannin
           Houston, Texas 77002-6760
           Attention: William E. Joor III
           Telecopier No.: (713) 758-2346
           and
           Wachtell, Lipton, Rosen & Katz
           51 West 52nd Street
           New York, New York 10019-6150
           Attention: Barry A. Bryer
           Telecopier No: (212) 403-2000

        (b)  If to the Company, to:
           Continental Medical Systems, Inc.
           P. O. Box 715
           600 Wilson Lane
           Mechanicsburg, PA 17055
           Attention: General Counsel
           Telecopier No.: (717) 790-9974

with a copy to:
           Drinker Biddle & Reath
           Philadelphia National Bank Building
           1345 Chestnut Street
           Philadelphia, Pennsylvania 19107-3496
           Attention: F. Douglas Raymond III
           Telecopier No.: (215) 988-2757

    SECTION 9.03. CERTAIN DEFINITIONS. For the purposes of this Agreement, the term:

        (a) "affiliate" means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person;

        (b) "business day" means any day other than a day on which banks in the State of New York are authorized or obligated to be closed;

        (c) "control" (including the terms "controlled," "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock or as trustee or executor, by contract or credit arrangement or otherwise;

        (d) "knowledge" or "known" shall mean, with respect to any matter in question, if an executive officer of the Company or Acquiror, as the case may be, has actual knowledge of such matter;

        (e) "person" means an individual, corporation, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d) of the Exchange Act);

        (f) "Significant Subsidiary" means any subsidiary of the Company or Acquiror, as the case may be, that would constitute a Significant Subsidiary of such party within the meaning of Rule 1-02 of Regulation S-X of the SEC;

        (g) "subsidiary" or "subsidiaries" of the Company, Acquiror, the Surviving Corporation or any other person, means any corporation, partnership, joint venture or other legal entity of which the Company, Acquiror, the Surviving Corporation or an such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity; and

        (h) "Tax" or "Taxes" shall mean any and all taxes, charges, fees, levies, assessments, duties or other amounts payable to any federal, state, local or foreign taxing authority or agency, including, without limitation,
    (i) income, franchise, profits, gross receipts, minimum, alternative minimum, estimated, ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, disability, employment, social security, workers compensation, unemployment compensation, utility, severance, excise, stamp, windfall profits, transfer and gains taxes, (ii) customs, duties, imposts, charges, levies or other similar assessments of any kind, and (iii) interest, penalties and additions to tax imposed with respect thereto.

    SECTION 9.04. HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

    SECTION 9.05. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

    SECTION 9.06. ENTIRE AGREEMENT. The Transaction Documents (together with the Exhibits, the Company Disclosure Schedule and the Acquiror Disclosure Schedule), constitute the entire agreement of the parties, and supersede all prior agreements and undertakings, both written and oral, among the parties, with respect to the subject matter of the Transaction Documents, other than that certain Confidentiality Agreement dated February 9, 1995 between Acquiror and the Company, as supplemented by letters dated March 4, 1995 and March 23, 1995, which agreement shall remain in full force and effect.

    SECTION 9.07.    ASSIGNMENT.    This Agreement  shall  not  be  assigned  by
operation of law or otherwise.

    SECTION 9.08. PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

    SECTION 9.09. FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive to, and not exclusive of, any rights or remedies otherwise available.

    SECTION 9.10. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

    SECTION 9.11. COUNTERPARTS. This Agreement may be executed in multiple counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

    SECTION 9.12. SPECIFIC PERFORMANCE. The parties hereby acknowledge and agree that the failure of any party to this Agreement to perform its agreement and covenants hereunder, including its failure to take all actions as are necessary on its part to the consummation of the Merger, will cause irreparable injury to the other parties to this Agreement for which damages, even if available, will not be an adequate remedy. Accordingly, each of the parties hereto hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of any party's obligations and to the granting by any such court of the remedy of specific performance of such party's obligations hereunder.

    IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                          HORIZON HEALTHCARE CORPORATION
                                          By: /s/ NEAL ELLIOTT
- --------------------------------------------------------------------------------
                                             Neal Elliott
                                             Chairman of the Board and President
                                          CMS MERGER CORPORATION
                                          By: /s/ NEAL ELLIOTT
- --------------------------------------------------------------------------------
                                             Neal Elliott
                                             President
                                          CONTINENTAL MEDICAL SYSTEMS, INC.
                                          By: /s/ ROCCO A. ORTENZIO
- --------------------------------------------------------------------------------
                                             Rocco A. Ortenzio
                                             Chairman of the Board and
                                               Chief Executive
                                          Officer

                                                                       EXHIBIT A

                       CONTINENTAL MEDICAL SYSTEMS, INC.
                             AFFILIATE'S AGREEMENT

Horizon Healthcare Corporation
6001 Indian School Road, N.E., Suite 530
Albuquerque, N.M. 87110
Gentlemen:

    I have been advised that as of the date hereof, I may be deemed to be an "affiliate" of Continental Medical Systems, Inc., a Delaware corporation (the "Company"), as that term is defined for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act").

    I understand that pursuant to the terms and subject to the conditions of that certain Agreement and Plan of Merger by and among Horizon Healthcare Corporation, a Delaware corporation ("Acquiror"), CMS Merger Corporation, a Delaware corporation and wholly owned subsidiary of Acquiror ("Merger Sub"), and the Company dated as of March 31, 1995 (the "Merger Agreement"), providing for, among other things, the merger of Merger Sub with and into the Company (the "Merger"), I will be entitled to receive shares of common stock, par value $.001 per share ("Acquiror Common Stock"), of Acquiror in exchange for shares of common stock, par value $.01 per share ("Company Common Stock"), of the Company owned by me at the effective time of the Merger (the "Effective Time") as determined pursuant to the Merger Agreement.

    I further understand that the Merger will be treated for financial accounting purposes as a "pooling of interests" in accordance with generally accepted accounting principles and that the staff of the SEC has issued certain guidelines that should be followed to ensure the pooling of the entities.

    I hereby represent and warrant that, since 30 days before closing to and including the date hereof, I have not sold, transferred or otherwise disposed of any shares of Company Common Stock.

    In consideration of the agreements contained herein, Acquiror's reliance on this letter in connection with the consummation of the Merger and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, I hereby represent, warrant and agree that (i) I will not make any sale, transfer or other disposition of Company Common Stock prior to the earlier of the Effective Time and the termination of the Merger Agreement, (ii) I will not make any sale, transfer or other disposition of Acquiror Common Stock received by me pursuant to the Merger or otherwise owned by me until such time as financial results that include at least 30 days of combined operations of the Company and Acquiror after the Merger shall have been published, unless I shall have delivered to Acquiror prior to any such sale, transfer or other disposition, a written opinion from Arthur Andersen LLP, independent public accountants for Acquiror, or a written no-action letter from the accounting staff of the SEC, in either case in form and substance reasonably satisfactory to Acquiror, to the effect that such sale, transfer or other disposition will not cause the Merger not to be treated as a "pooling of interests" for financial accounting purposes in accordance with generally accepted accounting principles, the Rules and Regulations and interpretations of the SEC and (iii) I will not make any sale, transfer or other disposition of any shares of Acquiror Common Stock received by me pursuant to the Merger in violation of the Securities Act or the Rules and Regulations. I have been advised that the issuance of the shares of Acquiror Common Stock pursuant to the Merger will have been registered with the SEC under the Securities Act on a Registration Statement on Form S-4. I have also been advised, however, that since I may be deemed to be an affiliate of the Company at the time the Merger is submitted for a vote of the stockholders of the Company, the Acquiror Common Stock received by me pursuant to the Merger can be sold by me only (i) pursuant to an effective registration statement under the Securities Act, (ii) in conformity with the volume and other limitations of Rule 145 promulgated by the SEC under the Securities Act, or
(iii) in reliance upon an exemption from registration that is available under the Securities Act.

    I also understand that instructions will be given to Acquiror's transfer agent with respect to the Acquiror Common Stock to be received by me pursuant to the Merger and that there will be placed on the certificates representing such shares of Acquiror Common Stock, or any substitutions therefor, a legend stating in substance as follows:

    "These shares were issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. These shares may only be transferred in accordance with the terms of such Rule and an Affiliate's Agreement between the original holder of such shares and Horizon Healthcare Corporation, a copy of which agreement is on file at the principal offices of Horizon Healthcare Corporation."

    It is understood and agreed that the legend set forth above shall be removed upon surrender of certificates bearing such legend by delivery of substitute certificates without such legend if I shall have delivered to Acquiror an opinion of counsel, in form and substance reasonably satisfactory to Acquiror, to the effect that (i) the sale or disposition of the shares represented by the surrendered certificates may be effected without registration of the offering, sale and delivery of such shares under the Securities Act, and (ii) the shares to be so transferred may be publicly offered, sold and delivered by the transferee thereof without compliance with the registration provisions of the Securities Act.

    By its execution hereof, Acquiror agrees that it will, as long as I own any Acquiror Common Stock to be received by me pursuant to the Merger, take all reasonable efforts to make timely filings with the SEC of all reports required to be filed by it pursuant to the Securities Exchange Act of 1934, as amended, and will promptly furnish upon written request of the undersigned a written statement confirming that such reports have been so timely filed.

    If you are in agreement with the foregoing, please so indicate by signing below and returning a copy of this letter to the undersigned, at which time this letter shall become a binding agreement between us.

                                          Very truly yours,
                                          By:
- --------------------------------------------------------------------------------
                                            Name:
                                            Title:
                                            Date:
                                            Address:
ACCEPTED this _______ day
of ___________________ , 1995
HORIZON HEALTHCARE CORPORATION
By
- --------------------------------------
  Name:
  Title:

                                                                       EXHIBIT B
                         HORIZON HEALTHCARE CORPORATION
                             AFFILIATE'S AGREEMENT

Horizon Healthcare Corporation
6001 Indian School Road, N.E., Suite 530
Albuquerque, N.M. 87110
Gentlemen:

    I have been advised that as of the date hereof, I may be deemed to be an "affiliate" of Horizon Healthcare Corporation, a Delaware corporation ("Acquiror"), as that term is defined for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act").

    I understand that pursuant to the terms and subject to the conditions of that certain Agreement and Plan of Merger by and among Horizon Healthcare Corporation, a Delaware corporation ("Acquiror"), CMS Merger Corporation, a Delaware corporation and wholly owned subsidiary of Acquiror ("Merger Sub"), and the Company dated as of March 31, 1995 (the "Merger Agreement"), providing for, among other things, the merger of Merger Sub with and into the Company (the
"Merger"), and the conversion of shares of common stock, par value $.01 per share ("Company Common Stock"), of the Company into shares of common stock, par value $.001 per share ("Acquiror Common Stock"), of Acquiror at the effective time of the Merger (the "Effective Time") as determined pursuant to the Merger Agreement.

    I further understand that the Merger will be treated for financial accounting purposes as a "pooling of interests" in accordance with generally accepted accounting principles and that the staff of the SEC has issued certain guidelines that should be followed to ensure the pooling of the entities.

    I hereby represent and warrant that, since 30 days before closing to and including the date hereof, I have not sold, transferred or otherwise disposed of any shares of Acquiror Common Stock.

    In consideration of the agreements contained herein, Acquiror's reliance on this letter in connection with the consummation of the Merger and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, I hereby represent, warrant and agree that (i) I will not make any sale, transfer or other disposition of Acquiror Common Stock prior to the earlier of the Effective Time and the termination of the Merger Agreement and
(ii) I will not make any sale, transfer or other disposition of Acquiror Common Stock owned by me until such time as financial results that include at least 30 days of combined operations of the Company and Acquiror after the Merger shall have been published, unless I shall have delivered to Acquiror prior to any such sale, transfer or other disposition, a written opinion from Arthur Andersen LLP, independent public accountants for Acquiror, or a written no-action letter from the accounting staff of the SEC, in either case in form and substance reasonably satisfactory to Acquiror, to the effect that such sale, transfer or other disposition will not cause the Merger not to be treated as a "pooling of interests" for financial accounting purposes in accordance with generally accepted accounting principles, the Rules and Regulations and interpretations of the SEC. I have been advised that since I may be deemed to be an affiliate of Acquiror at the time the Merger is submitted for a vote of the stockholders of the Company, the Acquiror Common Stock owned by me at the Effective Time can be sold by me only (i) pursuant to an effective registration statement under the Securities Act, (ii) in conformity with the volume and other limitations of Rule 145 promulgated by the SEC under the Securities Act, or (iii) in reliance upon an exemption from registration that is available under the Securities Act.

    By its execution hereof, Acquiror agrees that it will, as long as I own any Acquiror Common Stock owned by me at the Effective Time, take all reasonable efforts to make timely filings with the SEC of all reports required to be filed by it pursuant to the Securities Exchange Act of 1934, as amended, and will promptly furnish upon written request of the undersigned a written statement confirming that such reports have been so timely filed.

    If you are in agreement with the foregoing, please so indicate by signing below and returning a copy of this letter to the undersigned, at which time this letter shall become a binding agreement between us.

                                          Very truly yours,
                                          By:
- --------------------------------------------------------------------------------
                                            Name:
                                            Title:
                                            Date:
                                            Address:
ACCEPTED this _______ day
of ___________________ , 1995
HORIZON HEALTHCARE CORPORATION
By
- --------------------------------------
  Name:
  Title:

                                      B-2